   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 1999.



                                                      REGISTRATION NO. 333-68797

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  AMENDMENT 1
                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                  CNBC BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               OHIO                               6021                            31-1478140
     ------------------------           ------------------------           ------------------------
   (State or other Jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
of Incorporation or Organization)     Classification Code Number)            Identification No.)

                          100 EAST WILSON BRIDGE ROAD
                                   SUITE 100
                            WORTHINGTON, OHIO 43085
                                 (614) 848-8700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                                JOHN ROMELFANGER
                           VICE PRESIDENT, TREASURER
                                 AND SECRETARY
                                  CNBC BANCORP
                          100 EAST WILSON BRIDGE ROAD
                                   SUITE 100
                            WORTHINGTON, OHIO 43085
                                 (614) 848-8700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   Copies to:
                            M. PATRICIA OLIVER, ESQ.
                        Squire, Sanders & Dempsey L.L.P.
                       4900 Key Tower, 127 Public Square
                           Cleveland, Ohio 44114-1304
                                 (216) 479-8500
                            ------------------------

                  Approximate date of proposed sale to public:
As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE          OFFERING PRICE PER       AGGREGATE OFFERING
        TO BE REGISTERED                 REGISTERED              SECURITY(1)                PRICE(1)
------------------------------------------------------------------------------------------------------------
Common Shares (without par
  value)..........                         125,000                  $30.00                 $3,750,000
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

---------------------------------  ------------------------
---------------------------------  ------------------------

TITLE OF EACH CLASS OF SECURITIES         AMOUNT OF
        TO BE REGISTERED               REGISTRATION FEE
---------------------------------  ------------------------
Common Shares (without par
  value)..........                        $1,042.50
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   CNBC LOGO

                                  CNBC BANCORP

                         125,000 SHARES OF COMMON STOCK


                                $30.00 PER SHARE



     We are offering for sale 125,000 shares of common stock with this prospectus at $30 per share. This offering is not contingent on CNBC Bancorp ("CNBC") selling any minimum number of shares. CNBC's shares are currently listed on the NASDAQ electronic bulletin board under the symbol "CNBD." This is our initial public offering, and no active public market currently exists for our shares. The market price of the shares after the offering may be higher or lower than the public offering price. The minimum purchase required is 100 shares which totals $3,000 at the purchase price of $30.00 per share. For information on how to subscribe, please see page 7 of this prospectus.



     CNBC is a one bank holding company which owns all of the stock of Commerce National Bank ("Commerce National"). Commerce National offers traditional commercial banking products to its customers, including checking and savings accounts, certificates of deposit, NOW accounts and money market accounts. In addition, Commerce National offers business lines of credit and term loans, primarily on a secured basis, and real estate loans.


                             TERMS OF THE OFFERING


                                        PER SHARE      TOTAL
                                        ---------    ----------
Public Price..........................   $30.00      $3,750,000
Estimated Offering Expenses...........      .35          44,000
                                         ------      ----------
Proceeds to CNBC......................    29.65      $3,706,000
                                         ======      ==========



     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2.


     These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.


     Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



     This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                  This prospectus is dated February   , 1999.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Questions and Answers about the Offering....................    1
Risk Factors................................................    2
  If an active market does not develope, you may not be able
     to sell your shares....................................    2
  Changes in our key personnel may have an adverse effect on
     our success............................................    2
  Sales of large blocks of previously issued shares may
     depress the value of your shares.......................    2
  Our wholesale deposits may have a higher liquidity risk
     and higher interest than other types of deposits.......    2
  The offering price may not indicate the market price of
     our shares.............................................    2
  CNBC's allowance for loan losses may not be adequate to
     absorb future loan losses..............................    3
  The exercise of CNBC stock options and warrants may dilute
     you interest...........................................    3
  Potential year 2000 computer malfunctions may adversely
     affect our operations..................................    3
  Potentially adverse effect of government regulation.......    3
  Our Articles and Regulations contain provisions that could deter takeover attempts, even at a price attractive to
     shareholders...........................................    3
  Forward-looking statements................................    4
Use of Proceeds.............................................    4
Determination of Offering Price.............................    4
Dilution....................................................    5
Plan of Distribution........................................    6
  General...................................................    6
  Subscribing for Common Shares.............................    7
Dividend Policy.............................................    9
Capitalization..............................................   10
Selected Financial Data.....................................   11
Management's Discussion and Analysis........................   12
  Comparison of Financial Condition at December 31, 1998 and
     December 31, 1997......................................   12
  Comparison of Financial Condition at December 31, 1997 and
     December 31, 1996......................................   12
  Results of Operations for the Year Ended December 31, 1998
     Compared to Year Ended December 31, 1997...............   13
  Results of Operations for the Year Ended December 31, 1997
     Compared to Year Ended December 31, 1996...............   14
  Liquidity.................................................   14
  Capital Resources.........................................   15
  Year 2000 Issues..........................................   16
  Distribution of Balance Sheet Items; Interest Rates and
     Interest Differential..................................   18
  Rate/Volume Analysis......................................   19
  Management of Interest Rate Risk..........................   20
Description of Business.....................................   21
  History...................................................   21
  Market Area...............................................   22
  Competition...............................................   22
  Current Services..........................................   23
  Lending...................................................   24
  Nonperforming Assets......................................   27
  Securities Portfolio......................................   28
  Deposits..................................................   28

                                                              PAGE
                                                              ----
  Personnel.................................................   29
  Available Information.....................................   30
Description of Property.....................................   30
Market for Common Equity and Related Stockholder Matters....   30
Supervision and Regulation..................................   31
Directors, Executive Officers, Promoters and Control
  Persons...................................................   34
  Directors.................................................   34
  Officers and Significant Employees........................   36
Executive Compensation......................................   36
  Annual Compensation.......................................   36
  Employment Agreement......................................   37
  Employee Stock Option Plans...............................   37
  Option Grants in Last Fiscal Year.........................   38
  Commerce National Bank Deferred Compensation Plans........   38
  401(k) Plan...............................................   38
  Committees of the Board of Directors......................   38
Certain Relationships and Related Transactions..............   39
Security Ownership of Certain Beneficial Owners and
  Management................................................   40
Description of Securities...................................   41
  General...................................................   41
  Voting Rights.............................................   41
  Dividends.................................................   41
  Common Shares Fully Paid and Nonassessable................   41
  Preemptive Rights/Repurchase and Redemption...............   41
  Special Vote for Control Share Acquisitions...............   41
  Transfer Agent and Registrar..............................   42
  Certain Provisions of CNBC'S Articles of Incorporation and
     Code of Regulations....................................   42
Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities................................   44
Shares Eligible for Future Sale.............................   44
Legal Proceedings...........................................   44
Experts.....................................................   45
Financial Statements........................................   F1
APPENDIX A
APPENDIX B
Form W-9



     Until June   , 1999, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

                    QUESTIONS AND ANSWERS ABOUT THE OFFERING



Q: Why is CNBC offering these securities and why has it chosen this time for the offering?



A: CNBC and Commerce National must comply with certain regulations regarding the amount of capital maintained in both organizations. It is management's desire to maintain its current capital classifications. As a result of rapid asset growth over the past two years, CNBC desires to raise new capital so that it may continue to grow and serve new customers.



Q: Once I have read the information contained in this prospectus and determined
   I would like to buy some stock, how do I subscribe?



A: You must complete and return both the subscription application and subscription agreement and enclose a check or money order payable to "CNBC Bancorp" for your entire subscription. The application and agreement are enclosed as Exhibits A and B.


Q: When will the offering close and how soon should I send in my subscription?


A: Send in your subscription as soon as possible. Management anticipates closing the offering as soon as possible, but no later than 90 days from the date of this prospectus (subject, however, to up to a 30 day extension in management's discretion). Management reserves the right to close the offering at an amount which is less than 125,000 shares.


Q: How much stock may I purchase?

A: The minimum purchase is 100 shares. Management has not established a maximum amount; however, management has the right to return part or all of your subscription, with interest.

Q: Who can I call if I have further questions?

A: Call John Romelfanger or Tom McAuliffe at (614) 848-8700.

Q: Can I purchase shares through an IRA or other qualified retirement plan?

A: Yes. The administrator or trustee would still need to fill out all appropriate forms and return them on a timely basis.

Q: Is this offering valid in all 50 states?


A: No. At this time we have only filed to register in the State of Ohio. If you are not a resident of Ohio, please call John Romelfanger or Tom McAuliffe before subscribing for shares.



Q: Why is the offering only registered in Ohio?



A: Each state charges fees to register the offering, which can be as much as $1,000 plus attorney fees. We currently do not feel the expense of registering in other states is cost effective.


Q: If my subscription is accepted, when will I receive my shares?


A: We will mail stock certificates to subscribers 15 days after we close the offering.


Q: Can I change my mind after I have mailed my subscription?

A: No. Once we have received and processed your subscription and payment, you cannot ask for a refund.


Q: What happens if you do not receive subscriptions for all 125,000 shares by the expiration date of the offering?



A: Management has the option to extend the expiration date of the offering by 30 days, which it may do depending on the actual number of shares subscribed for. Management will accept subscriptions received, even if all 125,000 shares are not subscribed for.



Q: What happens if we receive subscriptions for more than 125,000 shares?



A: Management has sole discretion regarding which subscriptions it will accept and which ones it will return. We will consider several factors in making this decision, including whether the subscriber is a current or prospective customer or vendor, a current shareholder or is located in our current geographic service area. If your subscription is returned, we will pay you interest from the time we receive your subscription until the date we return it.

                                  RISK FACTORS


     Before you invest in our common shares, you should be aware that there are risks, including those described below. You should consider these risk factors together with all of the other information included in this prospectus before you decide to purchase our common shares.



IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP, YOU MAY NOT BE ABLE TO SELL YOUR SHARES.



     Prior to the offering, there has not been an active public market for CNBC's common shares. Due to the small size of this offering, it is highly unlikely that an active trading market will develop and be maintained. If an active market does not develop, you may not be able to sell your common shares as quickly as you desire, or perhaps at all, or sell your common shares at a price equal to or above the price you paid for them. See "Market for Common Equity and Related Stockholder Matters."



CHANGES IN OUR KEY PERSONNEL MAY HAVE AN ADVERSE EFFECT ON OUR SUCCESS.



     Our future success depends heavily on the continued involvement of Messrs. Thomas D. McAuliffe and John A. Romelfanger. Should either of them leave the employ of CNBC or Commerce National, our profitability, service quality and growth may be adversely affected. Mr. McAuliffe continues to be significantly involved in business development and client service in addition to his administrative duties as Chairman of the Board, President and Chief Executive Officer of both CNBC and Commerce National. Mr. Romelfanger is responsible for many of the administrative, financial and operational aspects of both CNBC and Commerce National and serves as Vice President, Secretary and Treasurer of CNBC and Chief Operating Officer and Chief Financial Officer of Commerce National.



     We have entered into an employment contract with Mr. McAuliffe, but cannot be assured of the continued service of either Mr. McAuliffe or Mr. Romelfanger. We carry key person life insurance on both Mr. McAuliffe and Mr. Romelfanger, as well as certain other senior officers. See "Executive Compensation -- Employment Agreement."



SALES OF LARGE BLOCKS OF PREVIOUSLY ISSUED SHARES MAY DEPRESS THE VALUE OF YOUR SHARES.



     There are currently 1,116,972 outstanding shares of CNBC common stock. These shares were purchased at an estimated average price of $6.75. Current shareholders may try to lock in potentially sizeable capital gains by selling their shares after the offering. If a large number of these sales occur, or the market perceives that such sales could occur, the value of your shares may decline. Additionally, CNBC has 16 shareholders who own more than 10,000 shares. If one or more of these shareholders decides to sell substantially all of their shares, it may adversely affect the market price of the shares. See "Security Ownership of Certain Beneficial Owners and Management" and "Shares Eligible For Future Sale."



OUR WHOLESALE DEPOSITS MAY HAVE A HIGHER LIQUIDITY RISK AND HIGHER INTEREST COST THAN OTHER TYPES OF DEPOSITS.



     We have a higher percentage of deposits from wholesale sources than similarly sized banks. A wholesale deposit is typically defined as a certificate of deposit over $100,000 and brokered deposits, which are usually issued in increments of $99,000. While these deposits help to control operating costs by maintaining a smaller number of accounts, obtaining these deposits is typically a function of whether an attractive interest rate is paid which affects the overall interest cost of deposits. If Commerce National does not pay an attractive rate of interest, it may not be able to renew these deposits resulting in outflows of funds. See "Management's Discussion and Analysis" and "Supervision and Regulation."



THE OFFERING PRICE MAY NOT INDICATE THE MARKET PRICE OF OUR SHARES.



     The $30 per share offering price was determined by the CNBC Board of Directors and is substantially higher than the current book value of the shares. The market price of the shares after this offering could be lower than the offering price. See "Dilution," "Market for Common Equity and Related Stockholder Matters" and "Determination of Offering Price."

CNBC'S ALLOWANCE FOR LOAN LOSSES MAY NOT BE ADEQUATE TO ABSORB FUTURE LOAN
LOSSES.



     Using both objective and subjective factors, CNBC has established an allowance for loan losses on its balance sheet that management believes is adequate to absorb probable loan losses in its portfolio. However, the following factors make CNBC's evaluation of its allowance more subjective than other banks' with an established history:



     - Commerce National is only 7 years old, during which time the local economy has not experienced any significant recessionary periods.



     - Because of the small business focus, CNBC's average loan size is much larger than average loan size of many comparable banks.



     - Since its inception, Commerce National has grown substantially, especially over the last 2 years, and loan quality problems often take several years to materialize.



     - Commerce National's short history may not allow management to accurately predict loan losses based on historical experience.



     Because of these factors, CNBC may have a higher risk that its allowance for loan losses may not be adequate to absorb future loan losses.



     See "Description of Business-Lending."



THE EXERCISE OF CNBC STOCK OPTIONS AND WARRANTS MAY DILUTE YOUR INTEREST.



     CNBC has 235,610 shares reserved for issuance in the event of the exercise of existing stock options and warrants by their respective holders. These options and warrants allow their holders to purchase specified amounts of stock for a period of time at a fixed price. The exercise of these options and warrants could have a dilutive effect on the earnings per share and book value of CNBC common stock to existing shareholders. See "Dilution" and Notes 10 and 11 to the Consolidated Financial Statements.



POTENTIAL YEAR 2000 COMPUTER MALFUNCTIONS MAY ADVERSELY AFFECT OUR OPERATIONS.



     Commerce National's ability to process and record virtually all customer transactions depends on the utilization of several different computer programs. In addition, the business of many of Commerce National's customers is highly dependent on computer programs. The year 2000 problem common to most organizations involves the inability of their software and databases to recognize year 2000-related dates. If not corrected, this problem could result in disruptions which could prevent the borrowers from repaying their loans to Commerce National. Moreover, the fear of such program failure may result in unexpected withdrawals from Commerce National deposit accounts. Management has developed and is in the process of implementing formal plans to evaluate and minimize the risks created by these issues. Contingency plans have also been developed to provide alternate solutions should systems used internally by Commerce National fail to process data consistently before and after the century date change. See "Management's Discussion and Analysis - Year 2000."



POTENTIALLY ADVERSE EFFECT OF GOVERNMENT REGULATION.



     We are subject to extensive supervision and regulation by the Federal Reserve Board, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency. Many of these laws and regulations are intended to protect depositors, loan customers, the public and the FDIC, not the shareholders' interests. The regulatory requirements imposed upon us may change rapidly and unpredictably, and could adversely affect the banking industry in general or our operations in particular. See "Supervision and Regulation." Our Articles and Regulations contain provisions that could deter takeover attempts, even at a price attractive for shareholders.



OUR ARTICLES AND REGULATIONS CONTAIN PROVISIONS THAT COULD DETER TAKEOVER ATTEMPTS, EVEN AT A PRICE ATTRACTIVE TO SHAREHOLDERS.



     CNBC's Articles of Incorporation and Regulations, along with Ohio and federal law may make it difficult to change or gain control of CNBC, even at an attractive price to shareholders. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. These provisions may reduce the market price of CNBC shares. Some of these provisions may also make the removal of the current Board of Directors or management more difficult. These provisions include:



     - restrictions on the acquisition of CNBC's equity securities;



     - the classification of the terms of the members of the Board of Directors;



     - shareholders meeting restrictions;



     - the issuance of serial preferred stock and additional      shares of
       common stock without shareholder approval; and



     - supermajority provisions for the approval of certain business combinations.



     See "Description of Securities."



FORWARD -- LOOKING STATEMENTS.



     Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.


                                USE OF PROCEEDS


     The net proceeds to CNBC from the sale of the 125,000 common shares offered hereby, assuming a public offering price of $30.00 per share, and after deducting sales commissions and the estimated offering expenses, are estimated to be approximately $3.71 million. CNBC currently intends to utilize all of the net proceeds it receives to purchase subordinated debentures and common stock of Commerce National to increase Commerce National's capital ratios.



     CNBC currently anticipates investing 50% of the proceeds in Commerce National common stock and 50% in subordinated debentures issued by Commerce National. The final determination on the use of proceeds will be based on the impact of each on the regulatory capital ratios required to be maintained by Commerce National and the impact of state franchise taxes on each.



     The allocation of the use of net proceeds represents management's estimates based upon current business and economic conditions. Although CNBC does not contemplate material changes in the proposed allocation of the use of proceeds, to the extent CNBC finds that adjustment is required by reason of existing business conditions the amounts shown may be reallocated or put to different uses.


                        DETERMINATION OF OFFERING PRICE


     The offering price of the shares was set by the Board of Directors of CNBC based on several factors. The factors given the most weight by the Board were price to earnings ratios ("PE ratio") and book value to market value multiples ("BV multiple") of other publicly traded bank holding company stocks. The main group utilized for comparison was comprised of 10 bank holding companies located in Ohio. Listed below are price indicators and performance measures for the group compared to CNBC:



                                                                    AVERAGE OF      RANGE OF
                    PRICE INDICATORS                      CNBC(1)   PEER GROUP     PEER GROUP
                    ----------------                      -------   ----------    -------------
PE Ratio(2).............................................    20.3x       19.5x      13.9x-28.6x
BV Multiple.............................................     280%        225%       101%-306%
PERFORMANCE MEASURES
Asset Size (millions)...................................  $  175      $  587         $92-$1,181
Return on Equity........................................   16.12%      12.83%      3.60%-18.72%
Operating Efficiency....................................      52%         55%        47%-63%


---------------


(1) Price indicators for CNBC at the offering price of $30 per share.



(2) PE ratio is calculated using most recent 12 month diluted earnings per share.



     The Board also reviewed price indicators for bank holding companies of similar size located in other midwestern states and much larger, publicly traded Ohio bank holding companies. Other factors considered in the determination of the offering price included recent trades of CNBC's stock, which are limited, CNBC's geographic location and the stability of its management. Based on this information, the Board established what it felt was a fair PE ratio and BV multiple for CNBC's common shares to be sold in this offering.


                                    DILUTION


     At December 31, 1998, the book value of CNBC was $12.0 million, or $10.72 per share. After taking into consideration the changes in book value resulting from the sale by CNBC of the common shares offered hereby at an assumed public offering price of $30.00 per share, and after taking into consideration application of the net proceeds from this offering as well, the pro forma book value of CNBC at December 31, 1998 would have been $15.7 million, or $12.62 per share. This represents an immediate increase in net book value of $1.90 per share to existing shareholders and dilution in net book value of $17.38 per share to purchasers of common shares in this offering. Book value is determined by dividing shareholders' equity by the number of shares outstanding. Book value is not necessarily indicative of the fair market value of shares outstanding. The following table illustrates the book value dilution to purchasers of common shares in this offering:



Public offering price per share.............................    $30.00
Book value per share at December 31, 1998...................    $10.72
Increase per share attributable to existing shareholders....    $ 1.90
Pro forma book value per share after the offering(1)........    $12.62
Dilution of book value to investors(2)......................    $17.38
Average price paid by existing shareholders.................    $ 6.75


---------------


(1) Pro forma book value equals the $12.0 million of adjusted shareholders' equity, plus net proceeds of $3.71 million from this offering, divided by 1,241,972 pro forma shares outstanding.



(2) Dilution is determined by subtracting the pro forma book value after this offering from the public offering price paid by investors in this offering. The pro forma book value per share would be $12.62 and the dilution to investors would be $17.38.



     The directors and executive officers have purchased their shares at various times throughout Commerce National's history and at prices significantly lower that the current offering price. Of the total shares currently owned by directors and executive officers, which are detailed under "Security Ownership of Certain Beneficial Owners and Management", approximately 73% were purchased in Commerce National's initial offering in 1991 at an adjusted price of $5.68. In the next two offerings, closed in 1992 and 1994, directors' purchases of common stock comprised 8% and 6% of shares currently held at prices equal to $6.82 and $8.18, respectively. Directors and officers have acquired additional shares through the exercise of warrants and stock options, purchases of common stock in the secondary market and in CNBC's privately placed stock offering closed in 1997. Additionally, directors and officers currently own approximately 70% of CNBC's outstanding warrants, which entitle the holder to purchase a share of common stock for $5.68 per share and expire on October 11, 2000.



     The following table sets forth, as of December 31, 1998, the number of common shares purchased from CNBC and the total consideration paid to CNBC by existing shareholders and the new investors purchasing common shares in the offering at the public offering price of $30.00 per share (before deducting estimated offering expenses):



                                        SHARES PURCHASED       TOTAL CONSIDERATION
                                      --------------------    ---------------------
                                       NUMBER      PERCENT      AMOUNT      PERCENT
                                      ---------    -------    ----------    -------
Existing shareholders...............  1,116,972      90%      $7,531,249      67%
New investors.......................    125,000      10%      $3,750,000      33%



     As part of its initial stock offering in 1991, Commerce National issued warrants to all purchasers of common stock. A warrant is a freely transferable certificate which entitles the holder to purchase a share of common stock at the initial stock offering price of $5.68. These warrants expire on October 11, 2000. As consideration for funding the initial start-up costs for Commerce National, the founding organizers received one warrant for every five shares of common stock which they purchased. All other initial shareholders received one warrant for every twenty shares purchased in the offering.



     If all existing warrants were exercised, CNBC would receive $338,000 in new capital and would issue 59,520 shares. This would reduce the pro forma book value after this offering from $12.62 per share to $12.31 per share. Additionally, diluted earnings per share, on a pro forma basis, would be reduced by approximately $.01 per share.



     Stock options differ from warrants in several ways, which we have listed below.



     - Options are not transferable, they are exercisable only by the employee or director originally granted the option.



     - A gain is measured on the exercise date between the market value and exercise price of the stock which is recognized by the individual as compensation. Additionally, CNBC receives a tax deduction for the amount of gain recognized by the individual. This tax savings is treated as additional payment for the stock and is directly credited to the capital accounts of CNBC.



     - Currently, options granted have a three or five year vesting schedule until they can be exercised.



     See Note 11 to the consolidated financial statements for additional disclosures regarding stock options.



     If all existing dilutive options were exercised, CNBC would receive a total of approximately $2,668,000 in new capital and would issue 162,830 shares. Because the average price per share is $16.39, CNBC's pro forma book value would actually increase. The maximum amount diluted earnings per share would be reduced if all options were immediately exercised would be $.10 per share, assuming CNBC did not repurchase any of these shares and hold them as treasury stock.


                              PLAN OF DISTRIBUTION

GENERAL


     The prospectus is dated February   , 1999. The offering commences this date
and shall remain open for up to 90 days thereafter, except as follows: this offering may be terminated early or may be extended by up to 30 days. Any extension and early termination of this offering is at the discretion of CNBC.



     CNBC is offering up to 125,000 common shares for a cash price of $30 per share. A minimum purchase of 100 shares ($3,000) is required. CNBC reserves the right to accept individual subscriptions for fewer than 100 shares, or to reject or cancel any subscription, in whole or in part, for any reason whatsoever. Management will consider the following factors in determining which subscriptions it will accept and which ones it may reject:



     - whether the subscriber is a current or prospective customer or vendor



     - whether the subscriber is a current shareholder



     - the size of the subscription



     - whether the subscriber is located in Commerce National's current geographic service area



No investor may own, directly or indirectly, an amount of shares equal to or greater than 10% of CNBC's outstanding shares without the consent of CNBC and the Federal Reserve Board.



     This offering is not underwritten and is not conditioned on the sale of any minimum number of shares. Only the directors and officers of CNBC and authorized selling agents are authorized to solicit subscriptions for shares. The directors and officers of CNBC intend to solicit by means of personal and telephone contact with prospective subscribers, and by direct mailing of the prospectus. Offers for shares must be preceded or accompanied by this prospectus. The persons authorized to solicit subscriptions may be reimbursed for reasonable expenses, if any, incurred in connection with the selling of the common shares.



     The prospectus includes two appendices: Appendix A, the subscription application and Appendix B, the subscription agreement. Executable copies of the application, together with IRS Form W-9 accompany the prospectus. The prospectus and subscription agreement are incorporated by reference in the application. By signing the latter, the subscriber attests to having read the prospectus in its entirety, including the appendices and agrees to be bound by the terms contained in the application and the agreement. The agreement does not require separate execution.


SUBSCRIBING FOR COMMON SHARES


     You may subscribe to purchase common shares offered hereunder by executing and delivering an application to CNBC, together with a check payable to "CNBC Bancorp" in the amount of the purchase price and a completed IRS Form W-9 Request for Taxpayer Identification Number and Certification.



     CNBC will notify you in writing as to the extent to which your offer is accepted, not later than 15 days after the closing date of the offering. To the extent your offer is not accepted by CNBC, and concurrently with such rejection, Delaware County Bank and Trust Company as Escrow Agent will return your unaccepted funds together with interest actually earned thereon.



     All funds received from Subscribers for CNBC's common shares, which meet the conditions of the application and of the agreement, will be deposited in an interest-bearing account at Delaware County Bank and Trust Company (the "Escrow Account"). The Escrow Account will be maintained in a Federal Investors money market mutual fund account at Delaware County Bank and Trust Company, in the manner provided in the agreement ("Bank as Escrow Agent"). The Escrow Account will bear variable interest rate which should approximate 4% per annum.



     On the last day of the offering, CNBC will conduct a closing at its offices. If the offering is extended by 30 days, CNBC will provide written notice of such extension to all investors. The last possible date on which this
offering may close is June   , 1999. Upon the closing, subscription funds in the
Escrow Account relating to applications accepted by CNBC, shall be released to CNBC in the amount corresponding to the shares purchased by investors. Applications shall be closed at the earliest date after CNBC, in its discretion, has determined that all of the requirements of the related application and agreement have been met, the subscription has been accepted and the requisite good funds deposited in the Escrow Account.



     CNBC will mail to each purchaser, within 15 business days after the applicable closing date, a stock certificate, registered in purchaser's name or as directed by purchaser, representing the respective common shares subscribed, against delivery of the purchase price and any interest thereon.

     If CNBC does not accept an application for any reason then the funds submitted on account of the purchase price shall be returned to each Subscriber within 15 days after the closing in the amount of his/her/its subscription, plus any interest earned by the respective subscription amount.



     If for any reason whatsoever, the offering does not close by 90 days from the date of the offering or by 30 days thereafter, if CNBC elects to extend the offering, CNBC will deliver written notice of such to purchaser, and will return to purchaser the amount of his/her/its deposit, plus any interest earned thereon.

                                DIVIDEND POLICY


     As a one bank holding company, the ability of CNBC to pay dividends to its shareholders is primarily dependent upon the receipt of dividends and interest payments from Commerce National. Without the approval of the Comptroller of the Currency, Commerce National may not pay a dividend to CNBC if the total of all dividends declared by Commerce National in any calendar year exceeds the total of net profits for that year combined with its retained net profits for the preceding two calendar years, less any required transfers to surplus or fund for the retirement of any preferred stock. Commerce National's ability to pay dividends is also dependent upon its ability to continue to meet regulatory capital requirements. See "Supervision and Regulation" and Note 14 to the Consolidated Financial Statements.



     In December 1995, Commerce National declared its first annual cash dividend to shareholders. CNBC's current policy is to declare dividends semi-annually in June and December. Noted below are dividends declared for the years ended 1998 and 1997.



                                                                  DIVIDENDS
                                                              DECLARED PER SHARE
                                                              ------------------
Year ended December 31, 1998                                         $.34
Year ended December 31, 1997                                         $.25



     Although CNBC intends to continue to pay cash dividends on its common shares in the future based upon its net income and available cash flow, there can be no assurance that CNBC will have earnings sufficient to pay a dividend on its common shares or that, even if there are sufficient earnings, dividends will be permitted under applicable laws or regulatory requirements. Declaration of dividends will be considered by the Board of Directors semi-annually and will be determined, at the discretion of the Board of Directors, in light of CNBC's results of operation, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by the Board of Directors. The Board of Directors will also periodically consider stock dividends as a means of enhancing the liquidity and marketability of CNBC's stock.

                                 CAPITALIZATION


     The following table presents the capitalization of CNBC at December 31, 1998 (i) on an actual basis and (ii) giving effect to the sale of 125,000 shares of common shares offered hereby at the public offering price of $30.00 per share and the initial application of the estimated net proceeds therefrom. The table should be read in conjunction with "Use of Proceeds," "Management's Discussion and Analysis," and the Financial Statements and notes thereto included elsewhere in this prospectus.



                                                         DECEMBER 31, 1998
                                                     --------------------------
                                                       ACTUAL       AS ADJUSTED
                                                     -----------    -----------
SHAREHOLDERS' EQUITY
Common Stock: No Par Value; Authorized Shares -
  2,000,000; Issued and Outstanding, 1,116,972
  Actual and 1,241,972 as adjusted.................  $ 8,379,375    $12,085,375
Retained Earnings..................................    3,579,127      3,579,127
Accumulated Other Comprehensive Income.............       13,000         13,000
                                                     -----------    -----------
          Total Shareholders' Equity...............  $11,971,502    $15,677,502
                                                     ===========    ===========

                            SELECTED FINANCIAL DATA



     The following table contains selected financial data derived from CNBC's audited consolidated financial statements for the fiscal years ended December 31, 1998, 1997, 1996, 1995, and 1994. The summary below should be read in conjunction with the financial statements of CNBC and Management's Discussion and Analysis set forth herein. All per share data presented have been adjusted to reflect all stock splits and stock dividends.


                        UNAUDITED SUMMARY FINANCIAL DATA
                (dollars in thousands, except per share amounts)




                                                   YEAR ENDED DECEMBER 31,
                              -----------------------------------------------------------------
                                 1998          1997          1996         1995          1994
                              ----------    ----------    ----------    ---------    ----------
SELECTED OPERATING DATA:
  Interest income...........  $   12,727    $    9,730    $    7,679    $   6,439    $    4,183
  Interest expense..........       6,221         4,624         3,704        3,113         1,595
                              ----------    ----------    ----------    ---------    ----------
  Net interest income.......       6,506         5,106         3,975        3,326         2,588
  Provision for loan
     losses.................        (480)         (386)         (254)        (288)         (252)
  Other income..............         248           189           161          113            60
  Operating expenses........      (3,481)       (2,769)       (2,246)      (1,887)       (1,625)
  Income tax expense........        (969)         (745)         (573)        (440)         (167)
                              ----------    ----------    ----------    ---------    ----------
  Net income................  $    1,824    $    1,395    $    1,063    $     824    $      604
                              ==========    ==========    ==========    =========    ==========
SELECTED PER SHARE DATA:
  Basic earnings per common
     share..................  $     1.64    $     1.31    $     1.02    $     .79    $      .59
  Diluted earnings per
     common share...........  $     1.48    $     1.21    $      .95    $     .76    $      .58
  Dividends declared per
     common share...........  $      .34    $      .25    $     .175    $    .125            (1)
  Book value per share......  $    10.72    $     9.43    $     7.88    $    7.08    $     6.39
  Shares outstanding(2).....   1,116,972     1,111,780     1,053,654    1,046,192     1,046,140
SELECTED OPERATING RATIOS:
  Return on average
     assets.................        1.16%         1.20%         1.14%        1.09%         1.08%
  Return on average
     shareholders' equity...       16.12%        15.18%        13.38%       11.52%         9.96%
  Dividend payout...........       20.79%        20.66%        18.42%       16.45%           (1)
  Average equity to average
     assets.................        7.20%         7.83%         8.50%        9.47%        11.07%
SELECTED FINANCIAL CONDITION
  DATA:
  Total Assets..............  $  175,113    $  139,325    $  104,207    $  82,224    $   67,947
  Loans, net................     148,881       117,078        85,087       67,907        54,981
  Securities
     available-for-sale.....       5,218         4,051         3,130        3,364         3,711
  Deposits..................     151,480       119,105        90,377       69,048        58,246
  Borrowed funds............      10,685         8,860         4,884        5,149         2,659
  Shareholders' equity......      11,972        10,482         8,297        7,404         6,681


---------------


(1) Cash dividends were not declared prior to 1995.


(2) As adjusted for stock splits and dividends.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS


     The following discussion presents an analysis of CNBC's financial condition and results of operations as of and for the year ended December 31, 1998 compared to December 31, 1997, and with respect to the year ended December 31, 1997 compared to the year ended December 31, 1996. This discussion is designed to provide the reader with a more comprehensive review of the operating results and financial position than could be obtained from reading the financial statements alone. Forward-looking statements contained in this discussion involve risks and uncertainties and are subject to change based on various important factors. Actual results could differ from those expressed or implied. This analysis should be read in conjunction with the financial statements and related footnotes and the selected financial data included elsewhere in this prospectus.



COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1998 AND DECEMBER 31, 1997



     Total assets increased $36 million, or 26%, to $175 million at December 31, 1998. The two largest components of this increase are an increase of $32 million in loans outstanding and an increase in cash and cash equivalents of $2.4 million.



     The increase in loans is comprised primarily of a $17 million increase in real estate investment loans and a $12 million increase in business loans. These increases are in line with Commerce National's budgeted growth for the year and are comparable to the growth experienced by Commerce National during the last several years. In 1998, the sale of a locally owned savings bank to a regional bank holding company resulted in Commerce National receiving more opportunities for new customers, especially those with investment real estate loans.



     Over the past three years, Commerce National has experienced loan growth of $82 million. Of this total, 53% has been in business real estate loans and 35% in business lines of credit and term loans. Management anticipates opportunities are good for continued growth in these lending areas due to Commerce National's small business focus, a strong, local economy, and continuing consolidation of its competitors.



     The primary increase in liabilities was a $32 million increase in deposit accounts. Of this increase, $5 million was in interest bearing demand accounts and a result of increased business with title companies. Savings balances grew $19 million and are a result of Commerce National's small business focus and available cash management products for its customers. Certificates of deposit grew $4 million, with $2.5 million of this growth achieved through solicitation of deposits on the national rate-listing network to which Commerce National subscribes.


COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1997 AND DECEMBER 31, 1996


     Commerce National experienced its highest percentage growth in its history during 1997. Total assets grew $35 million, an increase of 34% over year end 1996.



     Loans increased substantially in 1997, increasing $32 million for the year. Real estate investment loans grew $16 million and business loans grew $12 million, both reflecting the focus of Commerce National on small business and entrepreneurs.


     Premises and equipment increased $1.6 million, reflecting management's decision to purchase its existing main office building.


     The primary increase in liabilities was a $29 million increase in deposits. Of this amount $15 million was in savings and $12 million was in certificates of deposit. As previously stated, Commerce National's focus on small business and innovative cash management products have resulted in increases in savings balances of corporate customers. A total of $10 million of the $12 million increase in certificates of deposit was due to deposits raised through the national rate-listing network.



     Additionally, borrowings increased $4 million, with $2 million of the increase representing a long term loan payable used by CNBC to supplement the capital of Commerce National. CNBC also issued $1 million in new common stock pursuant to a private placement.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE YEAR ENDED DECEMBER 31, 1997



     Net income for the year ended December 31, 1998 was $1,824,000, a 30.8% increase over the $1,395,000 reported for 1997. The increase in net income was primarily driven by a $1,400,000 increase in net interest income, offset by a $712,000 increase in operating expenses, a $94,000 increase in the provision for loan losses and a $224,000 increase in federal income tax expense.



     The 27.4% increase in net interest income was primarily the result of an increase in average loans outstanding of 31% for 1998 compared with 1997. Similar to 1997, loan growth was most significant in the business and real estate investment loan categories, which reflects Commerce National's business focus and an expanding local economy. At December 31, 1998, approximately 18% of business real estate loans were for the purpose of financing business customers' operating facilities. The remaining 82% of business real estate loans were for the purpose of financing residential and commercial investment properties. Management attributes Commerce National's loan growth to a number of factors, including:



     - Referrals from existing customers who are pleased with the service quality they receive from Commerce National;



     - Primary focus of 14 of Commerce National's 37 full-time employees on business development and existing customer relationship satisfaction, which helps to insure the quality and responsiveness of service Commerce National's customers expect;



     - Continued involvement of CNBC's outside directors in business development efforts;


     - A vibrant, diverse, local economy; and


     - Continuing consolidation of local competitors which results in a lesser focus on providing quality customer service by Commerce National's competitors.



     Commerce National's net interest margin declined slightly during this period due to a slightly lower percentage of its earning assets invested in loans and a small decrease in the average yield on interest earning assets.



     Management anticipates that the local economy will continue to expand although at a slower pace than in the last 24 months. Several large employers, such as Wendy's International, The Limited and related companies, Nationwide Insurance, The Ohio State University, and the State of Ohio governmental entities, complement a large number of small and emerging businesses to create an economy that has grown steadily and is less susceptible to significant downtrends because of its diversity.


     The increase in the provision for loan losses is due to the growth of the overall loan portfolio.


     The 25.7% increase in operating expenses is broken down as follows:



Salaries and Benefits.......................................    $547,000
Occupancy and Equipment, net................................     (83,000)
Data Processing.............................................      32,000
Legal and Professional......................................      21,000
Customer Courier............................................      29,000
State Franchise Tax and Other Expenses......................     166,000



     The increase in salaries and benefits is due to personnel additions to generate and support Commerce National's growth. During 1998 and 1997, Commerce National hired 8 and 7 full-time employees, respectively, with only one employee termination. One of the key measures utilized by management to track personnel efficiency is the dollar amount of revenues generated per dollar amount of personnel expense. For the years ended December 31, 1998 and 1997, these figures were $3.25 and $3.46, respectively. The decrease in Occupancy and Equipment expense is due to the impact of the purchase of Commerce National's main office in June, 1997 compared to leasing the facility. The building is fully leased with Commerce National occupying approximately

40% of the building. Rental income received is offset against the operating cost for the office. The increase in legal and professional fees are related to loan workout situations and other corporate matters. The remaining increases in expenses are due to Commerce National's continued growth. The increase in federal income tax expense is the result of CNBC's increased profitability.



RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996


     Net income for 1997 was $1,395,000, a $332,000, or 31% increase over 1996.
This increase is the result of an increase of $1,131,000 in net interest income and $27,000 in other income offset by increases of $131,000 in the provision for loan losses, $523,000 in operating expenses and $172,000 in federal income tax expense.


     The increase in net interest income of 28% was the result of a 30% increase in average loans outstanding. CNBC's net interest margin increased slightly to 4.62% from 4.47% in 1996, primarily a result of a higher percentage of average earning assets in loans. For the second year in a row, growth in the real estate investment loan category was strong at $16.2 million for 1997. Loans to businesses for operating purposes, equipment and other needs also increased significantly, growing $12.6 million. The growth in these areas was the result of a strong local economy, CNBC's small business focus and the addition of several business development personnel during the past 18 months. Growth in other income is primarily the result of increased service charge income on deposit accounts. Deposits increased $28.7 million in 1997, the largest annual increase CNBC has experienced. Of this amount, $15.4 million was in savings deposits, which includes excess savings funds of business customers utilizing Commerce National's automated funds management systems. Additionally, certificate of deposit growth was primarily the result of an increase of $10.2 million in funds solicited through the national rate listing network to which Commerce National subscribes.


     The increase in the provision for loan losses of $131,000 reflects amounts determined necessary to support the growth in the loan portfolio and partially offset loan charge-offs experienced in 1997 of $50,000.

     Changes in operating expenses are summarized as follows:

Salaries and benefits.......................................    $324,000
Occupancy and equipment.....................................     (14,000)
Data Processing.............................................      30,000
Other.......................................................     183,000


     Most of these changes in operating expenses were a result of Commerce National's asset and deposit growth. The personnel efficiency ratio, defined as total net revenues divided by salaries and benefits, increased slightly to $3.46 for 1997 compared to $3.43 for 1996. The decrease in occupancy and equipment reflects the decision by Commerce National to purchase its main office building on June 1, 1997. The rent income received from tenants offsets the operating costs of the building and has resulted in a net decrease in its operating costs compared to the rent expense paid in 1996 when Commerce National was a tenant in the building. The largest increases in other expenses are legal fees of $54,000, courier fees of $31,000 and check fraud losses of $35,000. The legal fees related primarily to an increase in litigation related to certain loan customers. The increase in courier fees represents a 27% increase over the prior year, which is in line with Commerce National's growth. The check fraud losses were the first ever experienced by Commerce National. Management has implemented new procedures to attempt to minimize the future risk of these types of losses. The increase in federal income tax expense is the result of CNBC's increased profitability.



LIQUIDITY



     CNBC's objective in managing liquidity is to maintain the ability to continue to meet the cash flow needs of its customers, such as new loans or deposit withdrawals, as well as its own financial commitments. The principal sources of liquidity are new deposit accounts, loan principal payments, money market mutual funds, securities available for sale, federal funds sold and cash and deposits with banks. Along with its liquid assets, CNBC has additional sources of liquidity available to ensure that adequate funds are available as needed which include, but are not limited to, the sale of loan participations to other financial institutions, the purchase of federal funds and borrowing from the Federal Home Loan Bank. Management believes that it has the capital adequacy, profitability and reputation to meet its current and foreseeable liquidity needs.


     The two primary liquidity needs of Commerce National are funding loans and net withdrawals from deposit accounts.



     Net increases in loans totaled $32.3 million and $32.4 million in 1998 and 1997, respectively. These loan growth totals represent 96% and 93% of cash flows used for investing activities. Loans are primarily funded through deposit growth, supplemented by long-term borrowings. Commerce National's commitments, as further detailed in Note 12 to the financial statements, are primarily commitments to fund loans. New loan commitments have typically averaged between $8 million and $16 million and result in approximately $4 million in new loans booked per month. Net loans grow by a smaller amount due to loan payoffs. Although Commerce National has a large amount of approved, unadvanced lines of credit, this is not a significant liquidity risk. Management has tracked the utilization percentage on its lines of credit which have ranged between 35% and 50%. At December 31, 1998, utilization was 42%.



     Listed below is a summary of the primary cash flows from financing activities which have funded loan growth. Deposits are broken down between those generated from Commerce National's customers located in its primary market area ("Primary") and those generated through the national rate listing network ("Brokered").



                                                            1998           1997
                                                     -----------    -----------
Deposits - Primary.................................  $29,926,000    $18,497,000
Deposits - Brokered................................    2,449,000     10,232,000
Net Borrowings.....................................    1,824,000      3,976,000
Other - Net........................................     (298,000)       735,000
                                                     -----------    -----------
Total Funds Provided...............................  $33,901,000    $33,440,000
                                                     ===========    ===========



     Although Commerce National has experienced net deposit growth since its inception, deposit balances fluctuate during the month and seasonally, in the first quarter of the year. At December 31, 1998, Commerce National had $36 million in available short-term funding sources to mitigate any risks from changes in deposit account balances, which represents 36% of checking and savings deposits which can be immediately withdrawn. These sources are detailed as follows:



Short-term investments....................................    $13,116,000
Unused borrowing capacity with the Federal Home Loan
  Bank....................................................     15,091,000
Federal Funds lines of credit with other banks............      6,400,000
Unpledged Investment Securities...........................      1,749,000
                                                              -----------
Total.....................................................    $36,356,000
                                                              ===========



     Additionally, Commerce National could accept approximately $21 million in additional brokered certificates of deposit before it would reach its internally set maximum of 30% of total deposits.


CAPITAL RESOURCES


     CNBC and Commerce National are both subject to regulatory capital requirements. These requirements measure capital levels utilizing three different calculations. Based on these calculations, CNBC and Commerce National are assigned to a capital category which, among other things, dictates certain business practices of the organization, the level of Commerce National's FDIC insurance premium and which process is followed in obtaining regulatory approvals necessary for branch applications, mergers and similar transactions. CNBC's capital requirements are measured on a combined basis with Commerce National, using consolidated totals. Commerce National is measured independently. As of December 31, 1998, CNBC was considered in the "adequately capitalized" category and Commerce National was classified in the "well capitalized" category. It is management's policy to manage the growth of Commerce National and provide for the appropriate capital resources that will result in Commerce National maintaining its classification as a "well capitalized" institution. Similarly, it is management's policy to maintain the classification of CNBC as either "adequately capitalized" or "well capitalized." For further information on capital requirements, see Note 14 to the Consolidated Financial Statements.



YEAR 2000 ISSUES



     Management began its commitment for evaluating the impact of Year 2000 ("Y2K") issues during 1997. Management's initial procedures included a thorough inventory of all information technology ("IT") systems and all other significant operating systems within Commerce National. All IT systems were then assigned a rating from 100 to 0, with 100 representing the most significant systems which required the highest level priority for testing and evaluation and 0 the least significant. The following were the major factors considered in assigning this rating:



     1. How critical is the system to customer service?



     2. How quickly and effectively can a contingency plan be implemented if the system fails due to Y2K issues?



     3. How many transactions are processed by the system?



     4. What is the potential impact to the Bank's liquidity if the system fails?



Management identified three IT systems that it rated highly and classified these systems as "mission critical." These systems are as follows and are more fully described below, including our current status in testing and evaluating these systems.



     1. Kirchman Dimension 3000



     2. Fedline



     3. Proof and Item Capture



Kirchman Dimension 3000 ("D3000")



     D3000 is the software which Commerce National utilizes for processing and recording all customer deposit and loan transactions and accounts. D3000 prepares a daily balance sheet and income statement which are critical to the proper operation of the Bank and serve as the base for virtually all financial and regulatory reporting. D3000 is leased from and supported by Kirchman Corporation and is utilized by over 500 banks across the United States ranging in size from de novo banks to bank holding companies exceeding $15 billion in consolidated assets. Critical to the evaluation of the software is the fact that Kirchman Corporation does not release the source code of its computer program, therefore all banks utilizing the software operate on the same software. No customization or editing of the programs is permitted.



     Testing of D3000 has been completed by Kirchman Corporation and by Commerce National. Kirchman Corporation completed its testing in mid-1998 and released the testing results, including copies of documentation supporting the test results on CD ROM disks. After reviewing the testing results, Commerce National organized a joint, independent testing program of the software with 33 other banks which operate D3000 on the same hardware, an IBM AS/400. A thorough review of D3000 was made to identify all date-related fields used. Test scripts were then developed by members of the testing group. One of the banks permitted the use of its database of customers to complete the testing. The testing group rented a computer hot site for a period of four weeks to operate the system utilizing 13 differing test dates spanning December, 1999, through January, 2002. The results of this testing and the results of Kirchman Corporation's testing revealed no significant deficiencies in D3000's ability to properly process and record transactions and reports beyond the year 2000. Data tapes were saved to further test the system in the fall of 1999 to confirm that any updates completed on D3000 remain Y2K compliant.

Fedline



     Fedline is the operating software utilized to process transactions and communicate with the Federal Reserve. The most significant transactions processed with the Federal Reserve include wire transfers, ACH and tax payments. The Federal Reserve has developed a comprehensive testing schedule which allows banks to operate in a "test mode" during certain times. Commerce has completed its testing of these three areas successfully, with no significant deficiencies noted. Other minor areas are currently in the testing stage and will be completed by March 31, 1999.



Proof and Item Capture



     Commerce National's proof and item capture system ("items system") encompasses the equipment and software which is needed to magnetically encode individual checks deposited by its customers so that they can be properly processed by the Federal Reserve. Additionally, the items system processes loan payments and other internal transactions as well as the checks which its customers have written.



     Commerce National currently pays another area financial institution to process its checks and other transactions. This bank's items system is currently being tested for Y2K compliance. Testing is expected to be completed by April 30, 1999. However, Commerce National is currently in the process of purchasing the equipment and software which will enable it to process its own items. This new system has been certified by the vendors as Y2K compliant and will be thoroughly tested prior to implementation by Commerce National. It is anticipated that the new system will be tested and operational by April 30, 1999. The new system is being purchased to enhance customer service and gain certain operational efficiencies.



Other IT Systems



     The following software systems were identified by management as requiring some level of Y2K testing or verification. Management procedures included confirmation with the vendors regarding Y2K compliance, review of vendor testing plans, methodology and results and, in certain cases, actually operating the software in a Year 2000 test mode. Results of these procedures were positive, with no significant Y2K failures noted.



     1. Magicwriter ACH - Utilized by customers to initiate electronic tax payments, direct deposit payroll, and cash management transfers via the automated clearinghouse.



     2. Laserpro - Utilized for preparation of loan documents.



     3. Word and Wordperfect - Utilized for word processing.



     4. IPS shareholder - Utilized for maintaining shareholder records.



     5. FTI - Utilized for preparation of deposit account legal documents.



     6. Excel/Lotus - Utilized for spreadsheet applications.



     7. Access - Utilized for database applications.



     8. Equifax - Utilized for credit card and merchant processing.



     9. ADP - Payroll processing.



Other Operating Systems



     Management has evaluated other operating systems, including HVAC and security. Commerce National recently updated its building security system to achieve Y2K compliance. In January, 1999, Commerce National also implemented a new telephone and voicemail system which is Y2K compliant. The building has all electric utilities and is served by American Electric Power.



Customer Y2K Evaluation



     In the fourth quarter of 1998, management completed a review of all customers with aggregate loans of $250,000 or more to assess whether any customer had a significant risk to a Y2K related failure which would significantly impact their business, and hence their ability to repay their loans to Commerce National.

Management's procedures included a review of the customers' most recent loan grading, review of collateral and, in some cases, completion of a detailed Y2K questionnaire which was reviewed directly with the borrower. Based on this information, management assigned an overall Y2K risk grade of low, medium or high. In the aggregate, Commerce National rated its overall risk due to potential customer Y2K issues as low. Individual borrowers rated medium or high will continue to be monitored as new loan requests or line of credit renewals are considered for approval by loan committee.



Management's Current Forecast of a "Worst Case" Scenario



     Commerce National is confident that its internal systems will not be significantly affected by Y2K. However, management does anticipate that some problems will occur with customers' systems and with their suppliers and customers. Commerce National anticipates some potential for slower collection of receivables by some of its customers, which would result in increased usage of existing lines of credit and/or a decrease in savings balances. Commerce National will maintain higher levels of liquidity in the second half of 1999 through 2000 to offset this risk. Commerce National also will enhance controls over line of credit advances to monitor the line usage by its customers. Commerce National's customers are minimally impacted by issues related to Y2K issues of foreign nations or companies.



Y2K Costs



     Many of Commerce National's initiatives to update and improve IT and other systems relates to improved operating processes and customer service. We consider these expenditures as being "indirectly" impacted by Y2K. Therefore, we have listed those costs we consider a "direct" result of Y2K and those that we consider "indirect." All personnel costs are estimates of time expended by existing Commerce National employees. No outside consultants or contractors have been utilized.



Direct Costs
  Y2K testing of D3000 - Personnel costs....................    $  7,000
  D3000 - Travel and other expenses.........................       3,000
  Y2K testing all other systems - Personnel costs...........       9,000
  Replace bank security system..............................       3,000
  Upgrade PC operating systems..............................       5,000
                                                                --------
Total Direct Costs..........................................    $ 27,000
                                                                ========
Indirect Costs
  New telephone system......................................    $ 50,000
  New Items Processing software/equipment...................     200,000
                                                                --------
Total Indirect Costs........................................    $250,000
                                                                ========



All of the direct costs have been incurred as of December 31, 1998. Management anticipates all indirect costs will be incurred during the first quarter of 1999. All indirect costs will be capitalized equipment costs and depreciated over their appropriate useful lives. Estimated direct costs to be incurred in 1999 are expected to be less than $15,000.


DISTRIBUTION OF BALANCE SHEET ITEMS; INTEREST RATES AND INTEREST DIFFERENTIAL


     The following tables set forth certain information relating to CNBC's average balance sheets and the statements of income for the years ended December 31, 1998, 1997, and 1996, and reflects the average yield on assets and average cost of liabilities for the periods indicated . Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods shown. Average balances are derived from average daily balances. The yields and costs include fees which are considered adjustments to yields.





                                                              FOR THE YEAR ENDED DECEMBER 31,
                           -----------------------------------------------------------------------------------------------------
                                         1998                               1997                              1996
                           --------------------------------   --------------------------------   -------------------------------
                           AVERAGE                AVERAGE     AVERAGE                AVERAGE     AVERAGE               AVERAGE
                           BALANCE    INTEREST   YIELD/COST   BALANCE    INTEREST   YIELD/COST   BALANCE   INTEREST   YIELD/COST
                           --------   --------   ----------   --------   --------   ----------   -------   --------   ----------
                                                                  (DOLLARS IN THOUSANDS)
ASSETS:
Interest-earning assets:
  Money market funds,
    federal funds sold
    and interest earning
    deposits.............  $ 13,444   $   715       5.32%     $  6,723    $  357       5.31%     $ 8,123    $  415       5.11%
  Securities available
    for sale, net........     5,149       302       5.87         3,543       213       6.01        3,511       223       6.35
  Loans, net(1)..........   131,048    11,710       8.94       100,237     9,160       9.14       77,369     7,041       9.10
                           --------   -------      -----      --------    ------      -----      -------    ------      -----
      Total
         interest-earning
         assets..........   149,641    12,727       8.51       110,503     9,730       8.81       89,003     7,679       8.63
                                      -------      -----                  ------      -----                 ------      -----
  Non-interest earning
    assets...............     7,739                              6,148                             4,143
                           --------                           --------                           -------
      Total assets.......  $157,380                           $116,651                           $93,146
                           ========                           ========                           =======
LIABILITIES AND
  SHAREHOLDERS' EQUITY:
Interest-bearing
  liabilities:
  NOW deposits...........  $ 10,544   $   192       1.82%     $  7,130    $  147       2.06%     $ 4,986    $  103       2.07%
  Savings deposits.......    49,191     2,135       4.34        29,907     1,270       4.25       23,437       985       4.20
  Certificates of
    deposit..............    56,975     3,278       5.75        46,410     2,720       5.86       38,838     2,302       5.93
                           --------   -------      -----      --------    ------      -----      -------    ------      -----
      Total deposits.....   116,710     5,605       4.80        83,447     4,137       4.96       67,261     3,390       5.04
Borrowed funds...........     9,348       616       6.59         7,473       487       6.52        5,012       314       6.26
                           --------   -------      -----      --------    ------      -----      -------    ------      -----
      Total
         interest-bearing
         liabilities.....   126,058     6,221       4.94        90,920     4,624       5.09       72,273     3,704       5.13
                                      -------      -----                  ------      -----                 ------      -----
  Other non-interest
    bearing
    liabilities..........    19,992                             16,592                            12,955
      Total
         liabilities.....   146,050                            107,512                            85,228
  Shareholders' equity...    11,330                              9,139                             7,918
                           ========                           ========                           =======
      Total liabilities
         and
         shareholders'
         equity..........  $157,380                           $116,651                           $93,146
                           ========                           ========                           =======
Net interest
  income/interest rate
  spread(2)..............             $ 6,506       3.57%                 $5,106       3.72%                $3,975       3.50%
                                      =======      =====                  ======      =====                 ======      =====
Net interest margin(3)...                           4.35%                              4.62%                             4.47%
                                                   =====                              =====                             =====
Ratio of interest-earning
  assets to
  interest-bearing
  liabilities............                          118.7%                             121.5%                            123.1%
                                                   =====                              =====                             =====



---------------


(1) Amount is net of deferred loan fees and includes non-performing loans.

(2) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest bearing liabilities.

(3) Net interest margin represents net interest income divided by average interest-earning assets.

RATE/VOLUME ANALYSIS


     The following table represents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected CNBC's interest income and interest expense during the periods indicated. Information is provided in each category with respect to (i) changes attributable to changes in volume (change in volume multiplied by prior rate), (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume) and (iii) the net change. Changes attributable to the combined impact of volume and rate have been allocated proportionately to separately reflect the changes due to the volume and the changes due to rate.


                                                 YEAR ENDED                     YEAR ENDED
                                             DECEMBER 31, 1998               DECEMBER 31, 1997
                                                COMPARED TO                     COMPARED TO
                                                 YEAR ENDED                     YEAR ENDED
                                             DECEMBER 31, 1997               DECEMBER 31, 1996
                                        ----------------------------    ---------------------------
                                         INCREASE/(DECREASE) DUE TO     INCREASE/(DECREASE) DUE TO
                                        ----------------------------    ---------------------------
                                        VOLUME      RATE       NET      VOLUME     RATE       NET
                                        -------    ------    -------    -------    -----    -------
                                                          (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
  Money market funds, federal funds
     sold and interest earning
     deposits.........................  $  357     $   1     $  358     $  (74)    $ 16     $  (58)
     Securities available for sale,
       net............................      94        (5)        89          2      (12)       (10)
  Loans receivable, net(1)............   2,757      (207)     2,550      2,090       29      2,119
                                        ------     -----     ------     ------     ----     ------
          Total interest-earning
            assets....................   3,208      (211)     2,997      2,018       33      2,051
                                        ------     -----     ------     ------     ----     ------
INTEREST-BEARING LIABILITIES:
  Deposits:
  NOW deposits........................      64       (19)        45         44       --         44
  Savings deposits....................     836        29        865        275       10        285
  Certificates of deposit.............     609       (51)       558        444      (26)       418
                                        ------     -----     ------     ------     ----     ------
          Total deposits..............   1,509       (41)     1,468        763      (16)       747
  Borrowed funds......................     123         6        129        160       13        173
                                        ------     -----     ------     ------     ----     ------
          Total interest-bearing
            liabilities...............   1,632       (35)     1,597        923       (3)       920
                                        ------     -----     ------     ------     ----     ------
Net Interest Income...................  $1,576     $(176)    $1,400     $1,095     $ 36     $1,131
                                        ======     =====     ======     ======     ====     ======


---------------

(1) Amount is net of deferred loan fees and includes non-performing loans.


MANAGEMENT OF INTEREST RATE RISK



     The principal objective of Commerce National's asset/liability management ("A/L mgt") is to provide for a stable net interest margin which is the primary component of Commerce National's revenues. The objective of A/L mgt is to monitor the amount of assets with variable and fixed rates and fund them with similar liabilities. This process affects loan pricing and prepayment decisions as well as deposit and borrowing interest rates. Guidelines for A/L mgt have been established by the Funds Management Committee of the Board of Directors and a review is completed on a monthly basis.



     The following GAAP table summarizes Commerce National's dollar amount of assets and liabilities, in thousands which either mature or have an interest rate which will adjust within the timeframes noted. At December 31, 1998, total interest-earning assets exceed interest-bearing liabilities by $25,347,000. These assets are funded by non-interest bearing checking account balances and Commerce National's capital.



                                    WITHIN      91 DAYS     OVER 1 YEAR    OVER 3 YEARS
            CATEGORY               90 DAYS     TO 1 YEAR    TO 3 YEARS      TO 5 YEARS     OVER 5 YEARS
            --------               --------    ---------    -----------    ------------    ------------
Assets
Loans............................  $ 49,288     $24,617       $36,958        $32,791          $7,510
Investments......................    14,181           0         3,059              0             218
                                   --------     -------       -------        -------          ------
Total............................  $ 63,469     $24,617       $40,017        $32,791          $7,728

Liabilities
Deposits.........................  $ 93,621     $23,692       $13,325        $   111          $    0
Borrowings.......................     2,072         466         2,326          3,676           3,845
                                   --------     -------       -------        -------          ------
Total............................  $ 95,693     $24,158       $15,651        $ 3,787          $3,845
                                   --------     -------       -------        -------          ------

Net Position.....................  $(32,224)    $   459       $24,366        $29,004          $3,883
                                   ========     =======       =======        =======          ======

At December 31, 1998, 80% of Commerce National's loans had interest rates which adjust at least once every five years. Approximately 50% of these variable rate loans will re-price in one year or less. Variable rate loans use either prime rate or U.S. Treasury rates as the index which dictates changes in the loan interest rate. Deposits and borrowings interest rates are primarily influenced by changes in U.S. Treasury rates.



     Commerce National uses an interest rate risk projection model which calculates the potential change in its net interest income over the succeeding one-year period which would result from an instantaneous and sustained interest rate change of plus or minus 1.00% and 2.00%. Different assumptions are made regarding anticipated loan prepayments depending on the direction and magnitude of the interest rate change. At December 31, 1998, management's projection model estimates that Commerce National's net interest income over the succeeding one-year period would be affected as follows:



                                  POTENTIAL CHANGE IN
                             BUDGETED NET INTEREST INCOME
                                    (IN THOUSANDS)
                           ---------------------------------
CHANGES IN INTEREST RATES  DOLLAR CHANGE   PERCENTAGE CHANGE
-------------------------  -------------   -----------------
Up 2.00%                       $(552)            (7.33)%
Up 1.00%                       $(274)            (3.63)%
Down 1.00%                     $ 251              3.34%
Down 2.00%                     $ 421              5.60%


                            DESCRIPTION OF BUSINESS

HISTORY


     CNBC was incorporated in Ohio on August 23, 1996 for the purpose of effecting a reorganization whereby Commerce National Bank, a national bank established in 1991 and more fully described below, would become a wholly-owned subsidiary of CNBC and CNBC would become a bank holding company as defined in The Bank Holding Company Act of 1956, as amended. This reorganization was completed effective November 30, 1996.



     The bank holding company structure enables CNBC, in addition to owning and operating Commerce National, to engage in business opportunities that are determined by the Federal Reserve Board in its regulatory and supervisory capacity to be so closely related to banking or managing a bank to be permissible activities for a bank holding company. See "Supervision and Regulation." As a result, CNBC will be able to offer a broader range of services to its customers and to more effectively compete with the commercial banks in its market area that have also reorganized into bank holding companies.



     The concept for the formation of Commerce National arose from the experience of Thomas D. McAuliffe, Chairman of the Board, President and Chief Executive Officer, as a banker servicing the needs of small and medium-sized business owners and the experience of the initial organizers and directors, who were founders or top level executives in such businesses. Together, Commerce National's organizers concluded that a community business bank would fill a need in the market in that it would better serve such businesses and their owners, along with self-employed professionals. The concept was developed into an operating plan emphasizing a low overhead and expense structure, a staff of experienced bankers, and the efforts of the officers and directors in the community.



     On March 30, 1990, the organizers filed with the Office of the Comptroller of the Currency an application to charter Commerce National. The Comptroller granted preliminary approval of the application on August 22, 1990. On October 11, 1990, the Comptroller approved the offering circular for Commerce National's initial stock offering. Commerce National closed the initial offering on April 12, 1991 after receiving and accepting subscriptions for 777,040 shares of common stock at an adjusted per share price of $5.68, totalling $4,415,000. Commerce National received its charter and commenced operations on June 7, 1991.



     Commerce National offers customary commercial banking services to its customers, including checking and savings accounts, electronic banking,


certificates of deposit, NOW accounts, and money market savings accounts.

Commerce National also offers business lines of credit and term loans, primarily on a secured basis, and real estate loans. For consumers, many of whom are the owners of the businesses serviced by Commerce National, Commerce National offers residential real estate loans, home equity loans and personal loans. The deposits of Commerce National are insured by the FDIC up to applicable limits. Commerce National is a member of the Federal Reserve System.


MARKET AREA


     Commerce National's only office is located in a general purpose office building at 100 East Wilson Bridge Road, Worthington, Ohio 43085, which was purchased by Commerce National on June 1, 1997. Commerce National serves customers primarily within and up to ten miles outside the Columbus outerbelt (I-270). For purposes of The Community Reinvestment Act, Commerce National's market area is defined as Franklin and southern Delaware counties. In excess of 90% of Commerce National's loan business and in excess of 75% of Commerce National's deposits have been generated from customers in this market area. For a further discussion on the Community Reinvestment Act see "Supervision and Regulation."


COMPETITION


     All phases of Commerce National's business are highly competitive. Commerce National competes with local commercial banks, many of which have assets, capital and lending limits substantially larger than Commerce National. Commerce National also competes with savings banks, savings and loan associations, money market funds, insurance companies, stock brokerage firms, regulated small loan companies, credit unions and issuers of commercial paper and other securities. Recent Ohio and other legislation has had the effect of facilitating the ability of financial institutions located outside Ohio to enter Ohio markets, thereby increasing competition.



     As of June 30, 1998, there were 26 FDIC-insured financial institutions with operations in the Franklin County market, ranging in asset size from $6.5 billion to less than $1 million. The four largest financial institutions control approximately 79% of the deposits in Franklin County. As of June 30, 1998, the most recent date for which figures are available, total deposits in Franklin County were approximately $17.4 billion. Listed below is information on all FDIC-insured financial institutions with deposits in Franklin County exceeding $50 million. Total deposits and number of offices are for Franklin County only.



                                                                NUMBER      TOTAL DEPOSITS
                         BANK NAME                            OF OFFICES    (IN MILLIONS)
                         ---------                            ----------    --------------
Bank One....................................................      46            $6,463
Huntington National Bank....................................      53             3,094
Fifth/Third Bank of Columbus................................      60             2,647
National City Bank..........................................      51             1,539
Firstar.....................................................      33               917
Bank One Trust Company......................................       1               883
Key Bank N.A................................................      20               593
Ohio Savings Bank, F.S.B....................................       5               254
First National Bank of Zanesville...........................       6               165
Commerce National Bank......................................       1               146
Heartland Bank..............................................       5               109
Union Savings Bank..........................................       2                88
First Community Bank........................................       2                71
World Financial Network National Bank.......................       1                61
Wheeling National Bank......................................       4                51

     Total banking deposits in Delaware County were $583 million at June 30, 1998. The dominant banks in Delaware County are The Delaware County Bank and Trust, which controls 53% of deposits, and National City Bank, which controls 17% of deposits.



     In competing for money market and time deposits, Commerce National generally offers interest rates comparable to its competitors. Borrowers are actively encouraged to use Commerce National as their primary depository institution.



     The primary means of introducing and promoting Commerce National's loan products is through the business and personal contacts of the directors and officers in Commerce National's market area and referrals from existing customers.



     Following are several of CNBC's and Commerce National's organizational philosophies that management believes have made Commerce National effective in competing for and obtaining new business:



     - Serving the small business owner with an experienced banker. The eight individual account officers at Commerce National average 20 years of banking experience. Typical problems that small business owners encounter with larger banks include inexperienced account officers and turnover in the account officer relationship. Commerce National offers the small business owner an opportunity to work with an experienced professional on a long term basis.



     - Responsiveness to customer needs. The lending approval "hierarchy" in a large bank often dictates a time frame that is too long before a decision can be made on a borrowing request. Commerce National has developed lending authorities and committee schedules to permit prompt decisions on borrowing requests. All lending decisions are made by Commerce National at a local level.



     - Cost control. Commerce National has adopted a philosophy of only providing the banking services which are needed by small businesses and their owners. Commerce National currently has only one office, without a drive-through facility. A third party courier service is utilized to pick up customer deposits in lieu of an extensive branch network. This strategy allows Commerce National to allocate much of its resources to quality people and offer very competitive rates for both loans and deposits. Commerce National is also a member of the MAC and Money Station ATM networks. This membership provides Commerce National's customers with the ability to withdraw or deposit funds at over 150 ATM machines in the Columbus, Ohio metropolitan area.


CURRENT SERVICES


     Commerce National is a full service bank serving primarily the financing and cash management needs of small to medium-sized business customers in the central Ohio region. Commerce National does not currently offer trust services. Banking deposit products include checking and savings accounts, certificates of deposit, money market savings accounts, and NOW accounts. The certificates of deposit offered have various maturities ranging from seven days to five years.



     Commerce National offers business lines of credit and term loans, primarily on a secured basis, and real estate loans. For consumers, many of whom are the owners of the businesses serviced by Commerce National, Commerce National offers residential real estate loans, home equity loans and personal loans.



     Commerce National also offers credit cards to businesses and consumers, merchant processing services to businesses and international wire and check clearing services.



     Commerce National endeavors to build relationships with select small and medium-sized businesses in its market area. Loan customers are encouraged to bring their deposit business to Commerce National. This focus has further increased the deposit base for Commerce National and assists in controlling overall marketing costs related to deposit acquisition.



     Under the National Bank Act, Commerce National is generally prohibited from lending and/or extending credit to any one person at any one time in excess of 15% of the unimpaired capital and unimpaired surplus of Commerce National, plus an additional 10% where the loan is fully secured by readily marketable collateral. If the needs of a loan customer exceed Commerce National's lending limit, Commerce National may sell loan participations to other banks. In all cases where participation of a loan is required by Commerce National's underwriting policies or applicable law, participation commitments are obtained before a loan commitment is made to a borrower. The participation of loans serves to limit concentrations in the loan portfolio while enabling Commerce National to meet customer needs.


LENDING


     Commerce National has experienced high loan demand since its inception. This demand has primarily been the result of the contacts of the officers and directors in the community and an expanding local economy.



     Commerce National classifies its loans according to the following categories:



     Residential Real Estate Loans. This category includes loans secured by a first mortgage on an individual's principal residence. Loans are typically underwritten with a loan-to-appraised value of 85% or less and compliance with certain income-to-debt ratios. The vast majority of these loans are to the owners of the businesses for which Commerce National provides services. Management considers the overall loan loss risk of these types of loans to be minimal.



     Real Estate Construction Loans. This category includes construction loans for owner-occupied commercial real estate, an individual's principal residence or real estate investment property. Construction loans for an individual's principal residence are underwritten similarly to a residential real estate loan. Construction loans for commercial purposes are typically written with a loan-to-appraised value of 80% or less and compliance with cash flow and underwriting guidelines based on the income generated by the business that will occupy the building. Construction loans for real estate investment purposes are typically written with a loan-to-appraised value of 75% or less and compliance with cash flow and underwriting guidelines based on the projected income generated by the rental of the property. Depending on the financial strength of the borrower, a certain amount of committed leases may also be required to approve the loan. Management considers the overall loan loss risk of these types of loans as moderate to high.



     Real Estate Investment Loans. This category includes loans secured by commercial real estate that is occupied by a Commerce National business customer, residential investment property such as condominiums and apartments, and commercial investment real estate that is leased to businesses which are not Commerce National customers. At December 31, 1998, total real estate investment loans were distributed as follows:



Owner occupied commercial real estate.......................     18%
Residential investment property.............................     56%
Commercial investment property..............................     26%



Loans for commercial real estate are typically written with a loan to appraised value of 75% or less and compliance with cash flow and underwriting guidelines based on the income generated by the business or businesses that will occupy the building. Loans for residential investment property are typically written with a loan-to-appraised value of 80% or less and compliance with cash flow and underwriting guidelines based on the projected income generated by the rental of the property. Maturities generally range from 10 to 25 years. Management considers the overall loan loss risk of residential investment property as low and owner-occupied and commercial investment property as low to moderate.



     Business Loans. This category includes lines of credit and term loans primarily secured by accounts receivable, inventory, equipment and other business assets. Maturities on term notes generally do not exceed five years. Management reviews the cash flow and financial condition of the business compared to established guidelines in determining whether to approve business loans. Management considers the overall loan loss risk of business loans as moderate.



     Personal Loans. These loans are made to individuals and include home equity loans, stock secured loans, loans to purchase vacation homes and other loans. Underwriting approval procedures depend on the type of loan and include criteria for loan to collateral value guidelines and income-to-debt ratios. Management considers the overall loan loss risk of personal loans as low.

     The following table presents a summary of CNBC's loan portfolio by category for each of the last five years. Other than the categories noted, there is no concentration of loans in any industry greater than 5% in the portfolio. CNBC has no foreign loans in its portfolio.


                                 LOAN PORTFOLIO
                                  COMPOSITION


                                                                  AT DECEMBER 31,
                                          ---------------------------------------------------------------
                                                 1998                  1997                  1996
                                          -------------------   -------------------   -------------------
                                                     PERCENT               PERCENT               PERCENT
                                           AMOUNT    OF TOTAL    AMOUNT    OF TOTAL   AMOUNT     OF TOTAL
                                          --------   --------   --------   --------   -------    --------
                                                              (DOLLARS IN THOUSANDS)
Residential real estate loans...........  $ 21,234    14.05%    $ 18,871    15.88%    $18,028     20.83%
Real estate construction loans..........     9,904     6.55%       4,790     4.03%      1,528      1.77%
Real estate investment loans............    55,572    36.76%      42,967    36.15%     29,197     33.74%
Business loans..........................    54,239    35.88%      42,457    35.72%     29,895     34.55%
Personal loans..........................    10,215     6.76%       9,771     8.22%      7,881      9.11%
                                          --------    -----     --------    -----     -------     -----
Gross loans.............................   151,164      100%     118,856      100%     86,529       100%
                                                      =====                 =====                 =====
Less:
Deferred fees, net......................       228                   178                  178
Allowance for loan losses...............     2,055                 1,600                1,264
                                          --------              --------              -------
Total loans, net........................  $148,881              $117,078              $85,087
                                          ========              ========              =======



     Management performs an analysis of Commerce National's loan portfolio on a quarterly basis to assess the adequacy of the allowance for loan losses. The allowance for loan losses represents that amount which management estimates is adequate to provide for inherent losses in its loan portfolio. The allowance balance and the provision charged to expense are determined by management based upon past loan loss experience, economic conditions and various other circumstances that are subject to change over time. The collectibility of certain specific loans is evaluated based upon factors including the financial position of the borrower, the estimated market value of the collateral at the current time, guarantees, and Commerce National's collateral position versus other creditors. Historical loss information and local economic conditions are considered in establishing allowances on the remaining portfolio. The allowance is reduced by charging off loans deemed uncollectible by management. The allowance is increased by provisions charged to expense and recoveries of previous charge-offs. After a loan is charged off, collection efforts continue.



     While management of Commerce National places a strong emphasis on proper loan underwriting and loan review procedures and has, to date, experienced low levels of loan charge-offs, management has continued to increase its allowance for loan losses due to its loan growth. Several factors make it more difficult for Commerce National to quantify its allowance for loan losses than other banks. These factors are as follows:



     - The overall age of Commerce National is still only 7 years, during which time the local economy has not experienced any significant recessionary periods;



     - Due to its small business focus, Commerce National's average loan size is much larger than other similarly sized banks.



     - Since its inception, Commerce National has grown substantially, especially the last 2 years and, typically, loan quality problems take at least several years to materialize; and



     - Commerce National's short history makes projecting loan losses based on historical experience less reliable than other banks, which is one of the measurement techniques utilized by the industry in assessing allowance for loan loss levels.

                        SUMMARY OF LOAN LOSS EXPERIENCE


     The following table sets forth activity in Commerce National's allowance for loan losses for the periods indicated:





                                                        FOR THE YEAR ENDED DECEMBER 31,
                                                  --------------------------------------------
                                                   1998      1997      1996      1995     1994
                                                  ------    ------    ------    ------    ----
                                                             (DOLLARS IN THOUSANDS)
Balance at beginning of period..................  $1,600    $1,264    $1,010    $  725    $503
Provision for loan losses.......................     480       386       254       288     252
Charge-offs:
  Residential real estate loans.................
  Real estate construction loans................
  Real estate investment loans..................
  Business loans................................      25        50                   4      30
  Personal loans................................
                                                  ------    ------    ------    ------    ----
          Total charge-offs.....................      25        50        --         4      30
Recoveries:
  Residential real estate loans.................
  Real estate construction loans................
  Real estate investment loans..................
  Business loans................................                                     1
  Personal loans................................
                                                  ------    ------    ------    ------    ----
          Total recoveries......................      --        --        --         1      --
                                                  ------    ------    ------    ------    ----
Net charge-offs.................................      25        50        --         3      30
                                                  ------    ------    ------    ------    ----
Balance at end of period........................  $2,055    $1,600    $1,264    $1,010    $725
                                                  ======    ======    ======    ======    ====


     The following tables set forth an allocation for the allowance for loan losses by category of loan and the percentage of total loans configured by that category. In making the allocation, consideration was given to such factors as management's evaluation of risk in each category, current economic conditions and charge-off experience. An allocation for the allowance for loan losses is an estimate of the portion of the allowance that will be used to cover future charge-offs in each major loan category, but it does not preclude any portion of the allowance allocated to one type of loan being used to absorb losses of another loan type.

                    ALLOCATION OF ALLOWANCE FOR LOAN LOSSES


                                                            AT DECEMBER 31,
                                         -----------------------------------------------------
                                              1998               1997               1996
                                         ---------------    ---------------    ---------------
                                                   % OF               % OF               % OF
                                                   TOTAL              TOTAL              TOTAL
                                         AMOUNT    LOANS    AMOUNT    LOANS    AMOUNT    LOANS
                                         ------    -----    ------    -----    ------    -----
                                                        (DOLLARS IN THOUSANDS)
Business and real estate investment....  $1,347     72.6%   $1,052     71.9%   $ 733      68.3%
Real estate construction...............     122      6.6        59      4.0       20       1.8
Residential real estate................      58     14.0        51     15.9       45      20.8
Personal...............................      77      6.8        70      8.2       59       9.1
Unallocated............................     451                368               407
                                         ------    -----    ------    -----    ------    -----
          Total........................  $2,055    100.0%   $1,600    100.0%   $1,264    100.0%
                                         ======    =====    ======    =====    ======    =====

     The following table sets forth the maturity distribution and interest sensitivity of selected loan categories at December 31, 1998. Maturities are based upon contractual terms. Commerce National's policy is to specifically review and approve any loan renewed; no loans are automatically rolled over.


                    LOAN MATURITIES AND INTEREST SENSITIVITY

                               DECEMBER 31, 1998



                                                 ONE YEAR    ONE THROUGH       OVER        TOTAL
                                                 OR LESS     FIVE YEARS     FIVE YEARS     LOANS
                                                 --------    -----------    ----------    --------
                                                              (DOLLARS IN THOUSANDS)
Business.......................................  $42,525       $64,050        $2,903      $109,478
Real estate construction.......................    9,904            --            --         9,904
                                                 -------       -------        ------      --------
          Total................................  $52,429       $64,050        $2,903      $119,382
                                                 =======       =======        ======      ========
Fixed rate loans...............................  $ 2,716       $12,123        $2,731      $ 17,570
Floating rate loans............................   49,713        51,927           172       101,812
                                                 -------       -------        ------      --------
          Total................................  $52,429       $64,050        $2,903      $119,382
                                                 =======       =======        ======      ========


NONPERFORMING ASSETS

     Nonperforming assets consist of loans on which interest is no longer accrued, certain restructured loans where interest rate or other terms have been renegotiated, accruing loans past due 90 days or more and real estate acquired through foreclosure.


     CNBC discontinues the accrual of interest on loans that become 90 days past due as to principal or interest unless they are adequately secured and in the process of collection. A loan remains in a nonaccrual status until doubts concerning collectibility no longer exist. A loan is classified as a restructured loan when the interest rate is materially reduced or the term is extended beyond the original maturity date because of the inability of the borrower to service the loan under the original terms. Other real estate is recorded at the lower of cost or fair value less estimated costs to sell.


     The following table sets forth information regarding non-accrual loans and other nonperforming assets.

                              NONPERFORMING ASSETS




                                                                  AT DECEMBER 31,
                                                              ------------------------
                                                              1998     1997      1996
                                                              -----    -----    ------
                                                               (DOLLARS IN THOUSANDS)
  Non-accrual loans:
     Residential real estate loans..........................
     Real estate investment loans...........................
     Business loans.........................................  $ 80     $100
     Personal loans.........................................
                                                              ----     ----     -----
     Total non-accrual loans................................    80      100
Loans contractually past due 90 days or more, other than
  non-accruing..............................................
                                                              ----     ----     -----
Total non-performing loans..................................  $ 80     $100     $   0
                                                              ====     ====     =====
Allowance for loan losses as a percentage of loans..........  1.36%    1.35%     1.46%
                                                              ====     ====     =====
Allowance for loan losses as a percentage of total
  non-performing loans......................................  2568%    1600%       (1)
                                                              ====     ====     =====
Non-performing loans as a percentage of loans...............   .05%     .08%      .00%
                                                              ====     ====     =====


---------------

(1) Not applicable.

     The Board reviews all loans on non-accrual and all loans 90 days or more delinquent on a monthly basis. The additional amount of interest income that would have been recorded on non-accrual loans, had they been current, totaled $11,800 and $7,400 for 1998 and 1997. In addition to the loans noted above, management maintains a "watch" loan report to monitor the condition of borrowers that exhibit certain weaknesses in their profitability or financial condition. In the opinion of management, a total of $876,000 in watch loans could be potential problem loans in the future.


SECURITIES PORTFOLIO



     Commerce National has maintained a loan to deposit ratio of approximately 97% since its inception. As a result, Commerce National's reliance on its securities portfolio as a primary income source is lower relative to other banks. Management stresses safety and liquidity with respect to its investment decisions. Commerce National has maintained its portfolio in federal funds sold, money market mutual funds, short term deposits with the Federal Home Loan Bank and U.S. Treasury securities with maturities of less than two years. Management foresees no significant change in its philosophy of safety and liquidity to foster adequate liquidity for loan demand and unforeseen deposit withdrawal needs.



     The following table sets forth certain information regarding the amortized cost and carrying values of Commerce National's debt and equity and securities at the dates indicated.


                          CARRYING VALUE OF SECURITIES

                             (dollars in thousands)





                                                                    AT DECEMBER 31,
                                                     ----------------------------------------------
                                                             1998                     1997
                                                     ---------------------    ---------------------
                                                     AMORTIZED    CARRYING    AMORTIZED    CARRYING
                                                       COST        VALUE        COST        VALUE
                                                     ---------    --------    ---------    --------
                                                                 (DOLLARS IN THOUSANDS)
Available for sale
Debt securities:
  U.S. Government obligations......................   $3,791       $3,811      $2,746       $2,744
Equity securities:
Federal Reserve Bank stock.........................      218          218         218          218
FHLB stock.........................................    1,190        1,190       1,089        1,089
                                                      ------       ------      ------       ------
Total equity securities............................    1,408        1,408       1,307        1,307
                                                      ------       ------      ------       ------
  Total securities, available for-sale.............   $5,199       $5,219      $4,053       $4,051
                                                      ======       ======      ======       ======



  MATURITY DISTRIBUTION OF AVAILABLE FOR SALE SECURITIES AT DECEMBER 31, 1998

                             (dollars in thousands)


                                                  ONE YEAR    ONE THROUGH      EQUITY
                                                  OR LESS     FIVE YEARS     SECURITIES    TOTAL
                                                  --------    -----------    ----------    ------
U.S. Treasury and federal agencies..............    $752        $3,059         $    0      $3,811
Other securities................................       0             0          1,408       1,408
                                                    ----        ------         ------      ------
Total securities................................    $752        $3,059         $1,408      $5,219
                                                    ====        ======         ======      ======
Percent of total................................    14.4%         58.6%          27.0%        100%
Weighted average yield..........................    6.14%         5.15%          7.01%       5.79%



DEPOSITS



     Since its inception, Bank management has followed a growth strategy which was primarily driven by the amount of good quality loans which it could responsibly fund. This strategy has resulted in loan growth which has outpaced deposit growth from its primary customer base. Additionally, Commerce National's primary customer base has a strong preference for liquidity, which results in a preference for short term Certificate of Deposit maturities and money market savings accounts versus longer term Certificates of Deposit. As a result of these factors, Commerce National has accepted Certificates of Deposit from customers outside its designated market area which are solicited through a national rate listing network. While only some of these deposits are placed through a deposit broker, CNBC has elected to list all such funds as "Brokered certificates of deposit" in the following table. Any brokerage fees or commissions for such deposits are paid for by the depositor, not Commerce National.



     Utilization of these deposits has the following benefits to Commerce
National:



     - Generates longer term funding for Commerce National not generally available from its primary customers;



     - Maintains Commerce National's efficiency due to accepting only deposits of $99,000 or greater; and



     - Permits Commerce National to fund loans at a higher growth rate than would otherwise have been feasible based on the deposit growth from its targeted customer base.



     The following table sets forth the distribution of CNBC's average deposit accounts and the related weighted average interest rates on each category of deposit presented at the dates indicated. CNBC has no deposits in foreign banking offices.



                                                 FOR THE YEAR ENDED DECEMBER 31,
                                ------------------------------------------------------------------
                                        1998                   1997                   1996
                                --------------------    -------------------    -------------------
                                            WEIGHTED               WEIGHTED               WEIGHTED
                                AVERAGE     AVERAGE     AVERAGE    AVERAGE     AVERAGE    AVERAGE
                                BALANCE       RATE      BALANCE      RATE      BALANCE      RATE
                                --------    --------    -------    --------    -------    --------
Non-interest bearing
  accounts....................  $ 19,214        --      $16,254        --      $12,462        --
NOW accounts..................    10,544      1.82%       7,130      2.06%       4,986      2.07%
Savings and money market
  accounts....................    49,191      4.34       29,907      4.25       23,437      4.20
Certificates of deposit.......    26,350      5.49       24,959      5.66       20,780      5.76
Brokered certificates of
  deposit.....................    30,625      5.98       21,451      6.09       18,058      6.12
                                --------      ----      -------      ----      -------      ----
          Total...............  $135,924      4.12%     $99,701      4.15%     $79,723      4.25%
                                ========      ====      =======      ====      =======      ====



     The following table summarizes certificates of deposit in amounts of $100,000 or more as of December 31, 1998, by time remaining until maturity, in thousands:



Under 3 months..............................................    $10,490
3 to 6 months...............................................      5,141
6 to 12 months..............................................      5,154
Over 12 months..............................................      6,187
                                                                -------
                                                                $26,972
                                                                =======



PERSONNEL



     As of December 31, 1998, CNBC had 41 full-time equivalent employees. None of CNBC's employees is represented by a collective bargaining agreement. Management considers its relations with its employees to be excellent.

AVAILABLE INFORMATION


     CNBC is not currently a reporting company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but will be required to file reports pursuant to the Exchange Act following the completion of the offering. You may read and copy any materials filed with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC internet site can be found at http://www.sec.gov. CNBC, which has a December 31 fiscal year end, intends to furnish its shareholders with annual reports containing audited financial information and, for the first three quarters of each year, quarterly reports containing unaudited financial information.


     Requests for such documents should be directed to John Romelfanger, Vice President, CNBC Bancorp, 100 East Wilson Bridge Road, Suite 100, Worthington, Ohio 43085.

                            DESCRIPTION OF PROPERTY


     CNBC and Commerce National are located at CNBC's only current facility at 100 East Wilson Bridge Road, Worthington, Ohio. Management has determined that Commerce National is able to provide quality service to its customers from its current location.



     Commerce National's main office is located in a 24,250 square foot general purpose office building. Commerce National currently utilizes approximately 40% of the building, with the remaining space leased by companies independent of Commerce National. During early 1996, the previous owner of the building, in accordance with a provision in Commerce National's lease, notified Commerce National that the building was for sale and that Commerce National had the right to make the first offer to buy the building. It was the consensus of the Board of Directors and management of Commerce National that an offer should be made to purchase the building. The purchase of the building was completed on June 1, 1997. Commerce National leased its space in the building from October 15, 1995 to June 1, 1997. Prior to October 15, 1995, Commerce National leased office space in another building approximately 3 miles from its current location.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


     At December 31, 1998, there were 1,116,972 common shares outstanding, held by approximately 400 shareholders. In addition, at such date, there were 59,520 warrants outstanding and 162,830 stock options outstanding. See "Dividend Policy" for a discussion of cash dividends declared for each of the last 2 fiscal years.



     The following is a brief history of the stock sales of Commerce National and CNBC. All per share amounts and number of shares sold have been adjusted to reflect 2-for-1 stock splits paid in January, 1998 and April, 1993 and a 10% stock dividend paid in January, 1995.



     Commerce National received and accepted during its initial stock offering, subscriptions for 777,040 shares of common stock at an adjusted per share price of $5.68, totalling $4,415,000. In connection with Commerce National's initial stock offering in 1990, 77,520 warrants were issued to all shareholders. Each warrant is fully transferable and entitles the holder to purchase a common shares at $5.68 per share. The warrants will expire on October 10, 2000, and are subject to adjustments for stock splits, stock dividends and similar transactions. In connection with Commerce National's holding company formation, all Bank warrants were exchanged for identical CNBC warrants. Through December 31, 1998, 18,015 warrants have been exercised.



     In December, 1991, Commerce National completed a private placement of 5,280 shares at an adjusted price of $6.82 per share.



     Commerce National initiated a second stock offering in December, 1991 to supplement its capital at an adjusted price of $6.82 per share. This offering was closed in June, 1992 after subscriptions for 111,030.4 shares had been submitted and accepted, totalling $757,020.

     Commerce National initiated a third stock offering in December, 1993 at an adjusted price of $8.18 per share. This offering was closed in early 1994 after subscriptions for 151,800 shares were accepted, totalling $1,242,000.



     CNBC initiated a stock offering in October, 1997 at an adjusted price of $20 per share. This offering was closed in November, 1997 after subscriptions for 50,000 shares were accepted, totaling $1,000,000.



     Additionally, 3,840 shares have been issued pursuant to the exercise of stock options at various prices and 18.4 shares of stock were redeemed in November, 1996 due to the holding company reorganization, at $15.00 per share.



     A Columbus, Ohio broker, Sweney, Cartwright & Co., currently makes a market in the common shares, but does not maintain information concerning high and low bids on a quarterly basis. The following table shows the average per share price and total number of common shares sold by Sweney, Cartwright & Co. to individual investors. These sales do not include transactions that may have been completed directly between a buyer and seller, as to which CNBC has no information. All information was provided by Sweney, Cartwright & Co.



                     KNOWN PRICE           NUMBER OF
                     RANGE(2)(3)    SHARES TRANSFERRED(1)(2)
                    -------------   ------------------------
Calendar year 1998  $25.00-$29.50             7,050
Calendar year 1997  $15.50-$20.00             4,962
Calendar year 1996  $15.00-$15.37             4,400
Calendar year 1995  $ 8.92-$10.68            27,770
Calendar year 1994  $ 8.41-$ 8.86            42,834
Calendar year 1993  $ 7.73-$ 7.84            11,000


---------------

(1) Reflects shares transferred where Sweney, Cartwright & Co. has knowledge of the price in the transaction.


(2) As adjusted for 10% stock dividend paid in January, 1995, and 2-for-1 stock splits effective in January, 1998 and April, 1993.



(3) Price includes broker's fees charged by Sweney, Cartwright & Co.


                           SUPERVISION AND REGULATION


     CNBC is a bank holding company subject to the supervision of and examination by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956. As a bank holding company, CNBC must file an annual report with the Board of Governors. The Board of Governors expects every bank holding company to serve as a source of strength for its subsidiary banks.



     As a bank holding company subject to regulation by the Federal Reserve, CNBC must comply with policy statements issued by the Federal Reserve. The Federal Reserve policy statement governing payment of cash dividends provides that a bank holding company should not pay cash dividends on common stock unless:



     - the organization's net income for the past year is sufficient to fully fund the dividends, and


     - the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality and overall financial condition.

     Moreover, regulatory authorities are authorized to prohibit banks and bank holding companies from paying dividends if payment of dividends would constitute an unsafe and unsound banking practice.

     The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Board of Governors before it may acquire substantially all the assets of any bank, or ownership or control of any voting shares of any bank, if, after such acquisition, it would own or control, directly or indirectly, more than 5% of the voting shares of such bank.

     In addition, a bank holding company is generally prohibited from itself engaging in, or acquiring direct or indirect control of voting shares of any company engaged in nonbanking activities. One of the principal exceptions to this prohibition is for activities found by the Board of Governors, by order or regulation, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.


     CNBC is an "affiliate" of Commerce National within the meaning of the Federal Reserve Bank, which imposes restrictions upon:



     - loans by Commerce National to CNBC;



     - investments by Commerce National in the stock or the securities of CNBC; and



     - the use of CNBC common stock or securities of CNBC as collateral for loans by Commerce National to any borrower.



     Under current Federal Reserve guidelines, CNBC will be required to maintain adequate capital in Commerce National. Commerce National's allowance for loan losses and subordinated debt will be included subject to certain limitations and intangible assets will be deducted in computing the level of Commerce National's total capital. Commerce National is also subject to the capital adequacy regulations of the Comptroller of the Currency. To be considered "adequately capitalized," the required "leverage capital ratio" is 4%, the "tier 1 risk-based capital ratio" is 4%, and the "total risk-based capital ratio" is 8%. To be "well capitalized," the foregoing requirements are 5%, 6%, and 10%, respectively. Commerce National is considered to be "well capitalized" under the foregoing standards. See Note 14 to the consolidated financial statements.



     The commercial banking business is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve. Some of the instruments of monetary policy available to the Federal Reserve:



     - changes in the discount rate on member bank borrowing,


     - availability of borrowing at the "discount window,"

     - open market operations,

     - the imposition of and changes in reserve requirements against member banks' deposits and assets of foreign branches, and

     - the changes in reserve requirements against certain borrowings by banks and their affiliates.

     These monetary policies influence to a significant extent the overall growth of bank loans, investments, and deposits and the interest rates charged on loans or paid on time and savings deposits.


     Commerce National is also subject to federal regulation as to such matters as limitation as to the nature and amount of its loans and investments, regulatory approval of any merger or consolidation, issuance or retirement by Commerce National of its own securities and other aspects of banking operations. In addition, the activities and operations of Commerce National are subject to a number of additional detailed, complex and sometimes overlapping laws and regulations. These include:


     - state usury and consumer credit laws,

     - state laws relating to fiduciaries,

     - the Federal Truth in Lending Act and Regulation Z,


     - the Real Estate Settlement and Procedures Act,



     - the Federal Equal Credit Opportunity Act and Regulation B,



     - the Federal Deposit Insurance Corporation Improvement Act of 1991,



     - the Fair Credit Reporting Act,


     - the Truth in Savings Act,

     - the Community Reinvestment Act,

     - anti-redlining legislation, and

     - antitrust laws.


     Commerce National is a nationally chartered bank and is subject to the direct supervision and regulation and is regularly examined by the Office of the Comptroller of the Currency. Additionally, Commerce National is a member of the Federal Reserve System and its deposits are insured by the FDIC to applicable limits. Areas of operation subject to regulation by federal laws, regulations and regulatory agencies include:


     - terms on deposits,

     - investments,

     - loans,

     - fiduciary activities,

     - mergers,

     - issuance of securities,

     - payment of dividends,

     - establishment of branches, and

     - other aspects of operations.


     As noted in this Prospectus under the Section entitled "Deposits" and in
Note 7 to the Consolidated Financial Statements, Commerce National has relied on brokered certificates of deposit as a significant funding source for its growth and to help maintain a proper asset/liability GAP position. Current regulations would require Commerce National to receive regulatory approval to continue to accept brokered certificates if its capital level fell below the "well capitalized" category. Additionally, Commerce National would be prohibited from accepting brokered certificates if its capital level fell below the "adequately capitalized" category.



     Commerce National is also subject to a variety of other laws that impose limitations on loans to a single borrower, to insiders, and to others, and to other laws which impose various requirements for certain types and classes of loans.



     The earnings of Commerce National, as a lender of money, is affected by legislative changes and by policies of various regulatory authorities which are periodically reviewed and updated.



     New statutes and regulations, containing various plans for changes to the structure, regulations and competitive relationships of the financial institutions are regularly proposed. The Financial Services Competitiveness Act will be re-introduced in the United States Congress this year. If adopted, this legislation could significantly change the regulation of banks and the financial services industry. Although some of the legislative and regulatory changes may benefit us, others may increase our costs of doing business or have other adverse effects on us and create competitive advantages for non-bank competitors. We cannot predict whether the Financial Services Competitiveness Act or any other legislation will be adopted or, if adopted, what effect these would have.


     Under Ohio law, the Merger Moratorium Act, enacted in 1990, prohibits certain Ohio corporations from engaging in specified types of transactions with an "interested shareholder" for a period of three years after the shareholder becomes an "interested shareholder" unless the shareholder receives the approval of the corporation's Board of Directors prior to the acquisition of shares or the consummation of the specified type of transaction. The anticipated effect of the Merger Moratorium Act is to encourage a potential acquiror to negotiate with a target corporation's Board of Directors prior to obtaining a 10 percent or greater block of shares in the corporation.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS


     The Board of Directors for CNBC presently consists of seventeen elected members. The maximum number of directors of CNBC has been fixed at twenty-five. The directors of CNBC are divided into three classes with each class elected for terms of three years so that at each Annual Meeting of the Shareholders of CNBC the term of office of one class of directors expires. The members of the Board of Directors of Commerce National are chosen by CNBC as Commerce National's sole shareholder on an annual basis. All directors listed serve on the boards of CNBC and Commerce National, except as noted. The following information provides a summary of the composition of the Boards of Directors of CNBC and Commerce National as of December 31, 1998. The following table sets forth the names, ages (as of December 31, 1998) and positions with CNBC and Commerce National, the year they first became a director and the year their current term expires. A summary of the background and experience of each of these individuals is set forth after the table.


                                                                                DIRECTOR   CURRENT TERM
            NAME               AGE                   POSITION                    SINCE      TO EXPIRE
            ----               ---                   --------                   --------   ------------
Thomas D. McAuliffe..........  49    Chairman of the Board, President
                                     and Chief Executive Officer, Director....    1990         1999
Loreto (Larry) V. Canini.....  35    Director.................................    1996         1999
Mark S. Corna................  49    Director.................................    1990         2001
Jameson Crane, Jr............  49    Director.................................    1991         1999
Judith A. DeVillers..........  62    Director.................................    1991         2001
George A. Gummer.............  56    Director.................................    1990         1999
William L. Hoy...............  49    Director.................................    1990         1999
Douglas W. James (1).........  56    Director.................................    1990         2001
Donald R. Kenney.............  55    Director.................................    1991         2001
Daniel M. Mahoney............  45    Vice President, Senior Lending Officer,
                                     Director.................................    1996         2001
Samuel E. McDaniel...........  53    Director.................................    1990         1999
Kent K. Rinker (2)...........  50    Non-elected Advisory Director............    1990          N/A
Richard F. Ruhl..............  61    Director.................................    1991         2000
David J. Ryan................  56    Director.................................    1990         2001
Peter C. Taub (1)............  55    Director.................................    1990         2000
John A. Tonti................  53    Director.................................    1990         2000
Alan R. Weiler...............  65    Director.................................    1990         2000
Michael Wren (1).............  56    Director.................................    1990         2000

---------------


(1) Serve as CNBC directors only.



(2) Serves as a non-elected advisory director of CNBC only.



     Thomas D. McAuliffe (49), Director (1990), is the chairman, president and chief executive officer of Commerce National. Mr. McAuliffe has significant involvement in lending and client development in addition to his administrative duties. Mr. McAuliffe began organizing Commerce National Bank in January, 1990. Mr. McAuliffe has over 20 years of banking experience and is a founding organizer of Commerce National.


     Loreto (Larry) V. Canini (35), Director (1996), is president of Canini and Pellecchia, Inc., a residential construction and development company.


     Mark S. Corna (49), Director (1990), is president of Corna/Kokosing Construction Company, a commercial construction company. Mr. Corna is chairman of Commerce National's compensation committee and is a founding organizer of Commerce National.

     Jameson Crane, Jr. (49), Director (1991), is vice president of investments for Fairwood Investments Co., an affiliate of Crane Plastics Co., a manufacturer of thermo plastic extrusions, where he has been employed since 1974.

     Judith A. DeVillers (62), Director (1991), is the chief executive officer of the EXCO Company, a site development and excavating contractor founded in 1981. Ms. DeVillers is also president of INDEC, Inc., an interior design firm.


     George A. Gummer (56), Director (1990), is the owner of G. A. Gummer & Assoc., a registered investment advisor to banks, savings and loan associations and other businesses, which he founded in 1981. Mr. Gummer is chairman of Commerce National's funds management committee and is a founding organizer of Commerce National.



     William L. Hoy (49), Director (1990), is the chief executive officer of Columbus Sign Company, a business now in its third generation of operation by the Hoy family and Treasurer of Innocom Corp., a marketing graphics servicer. Mr. Hoy is chairman of Commerce National's Audit Committee and a founding organizer of Commerce National.



     Douglas W. James (56), Director (1990), retired from Danka Industries, Inc., a business equipment sales company in 1996. Previously, Mr. James was owner and President of American Business Equipment, Inc., which was sold to Danka in 1995. Mr. James is a founding organizer of Commerce National.


     Donald R. Kenney (55), Director (1991), is chairman of Triangle Real Estate Services, Inc. and the owner of Cross Country Inn Motels, Concourse Hotel, The Sawmill and Westerville Athletic Clubs, Donald R. Kenney & Co. Realtors and Millennium, Inc.


     Daniel M. Mahoney (45), Director (1996), is a senior lending officer with Commerce National. Mr. Mahoney joined Commerce National in September, 1990, and has primary responsibility for lending and client development. Mr. Mahoney has over 20 years of banking experience.



     Samuel E. McDaniel (53), Director (1990), is president of McDaniel's Painting and Construction, Inc., a general contractor, and owner of Redwood Development Center, a small business incubator, and McDaniel's Property Management. Mr. McDaniel is a founding organizer of Commerce National.



     Kent K. Rinker (50), Non-elected Advisory Director (1990), is an investment broker of Financial Assets Corp., an investment management firm. From 1981 through 1989, Mr. Rinker was a partner with the regional investment firm Meuse, Rinker, Chapman, Endres & Brooks, of which he was a founder. Mr. Rinker is a founding organizer of Commerce National.


     Richard F. Ruhl (61), Director (1991), is the owner of Dick Ruhl Ford Sales, Inc. Mr. Ruhl is currently the national president of the Ford Dealers Alumni Association and the current chairman of the Ford Dealers Advertising Association for Ohio.


     David J. Ryan (56), Director (1990), is president of Rimrock Corporation, a manufacturer of industrial automation equipment. Mr. Ryan is a founding organizer of Commerce National.



     Peter C. Taub (55), Director (1990), is president of Atlas Industrial Contractors, Inc., an industrial construction company. Mr. Taub is a founding organizer of Commerce National.



     John A. Tonti (53), Director (1990), is president of West Penn Foods, Inc., a Wendy's restaurant franchisee. Mr. Tonti is a founding organizer of Commerce National.



     Alan R. Weiler (65), Director (1990), is chief executive officer of Archer-Meek-Weiler Agency, Inc., an insurance agency. Mr. Weiler is a founding organizer of Commerce National.



     Michael Wren (56), Director (1990), is a professional engineer and owner of Michael Wren and Associates, an engineering consulting firm. Mr. Wren is a founding organizer of Commerce National.

OFFICERS AND SIGNIFICANT EMPLOYEES


     Set forth below is information about the executive officers and significant employees of CNBC and Commerce National who do not serve as directors on the Boards of Directors of CNBC or Commerce National.



     John A. Romelfanger (38), Vice President, Secretary and Treasurer of CNBC and Chief Financial Officer and Chief Operating Officer of Commerce National, is a certified public accountant. Mr. Romelfanger was employed by Crowe, Chizek & Company, a public accounting firm, from 1982 until he joined Commerce National in June, 1990.



     Pamela S. Miller (36), Principal, Loan Review Officer and Controller, is a certified public accountant. Ms. Miller's responsibilities include supervision of Commerce National's credit and loan operations department and significant involvement in Commerce National's accounting, regulatory reporting, tax and audit functions. Ms. Miller was employed by Crowe, Chizek & Company, a public accounting firm, from 1984 until she joined Commerce National in June, 1991.



     William G. Huddle (42), Principal and Senior Lending Officer, is an attorney and supervises Commerce National's real estate lending department. Mr. Huddle joined Commerce National in September, 1990 and has 12 years of banking experience. Prior to joining Commercial National, Mr. Huddle supervised the real estate lending department for another area financial institution. Prior to working in the banking industry, Mr. Huddle was a practicing attorney for several law firms in Columbus.


                             EXECUTIVE COMPENSATION


     The following table summarizes all annual and long-term compensation paid during the fiscal years ended December 31, 1998, 1997, and 1996 to CNBC's Chief Executive Officer and the other most highly compensated executive officers of CNBC whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1998 (collectively, the "Named Executive Officers") for services rendered in all capacities to CNBC and Commerce National.


                              ANNUAL COMPENSATION


                                                                      OTHER ANNUAL    COMMON SHARES
          NAME AND              YEAR ENDED      SALARY      BONUS     COMPENSATION     UNDERLYING
     PRINCIPAL POSITION        DECEMBER 31,      ($)         ($)         ($)(1)          OPTIONS
     ------------------        ------------    --------    -------    ------------    -------------
Thomas D. McAuliffe,               1998        $140,000    $50,000      $35,000             591
Chairman and President             1997        $125,000    $37,500      $ 9,500           1,720
of CNBC and Chairman,              1996        $120,000    $30,000      $ 9,023           1,920
President and Chief Executive
Officer of Commerce National
John Romelfanger, Vice             1998        $ 92,000    $35,000      $12,742             402
President, Secretary and           1997        $ 83,250    $25,000      $11,080             580
Treasurer of CNBC;                 1996        $ 80,000    $20,000      $ 9,514           1,060
Chief Financial Officer and
Chief Operating Officer of
Commerce National
Daniel M. Mahoney, Vice            1998        $ 82,500    $20,000      $ 6,999             361
President of CNBC and              1997        $ 76,500    $20,000      $ 5,808             520
Senior Lending Officer             1996        $ 73,500    $17,500      $ 5,477             980
of Commerce National



---------------



(1) Amounts contributed to the 401(k) savings plan by Commerce National and amounts accrued under deferred compensation plans.

EMPLOYMENT AGREEMENT


     Thomas D. McAuliffe, CNBC and Commerce National entered into an employment agreement on March 1, 1998, as amended effective December 31, 1998, pursuant to which Mr. McAuliffe serves as the President and CEO of CNBC and of Commerce National. The employment agreement expires on February 28, 2003, subject to extension by mutual agreement of the parties. The employment agreement provides for an annual base salary of $140,000 per annum, subject to annual percentage increases based upon increases in the diluted earnings per common share of CNBC, and bonuses, which may be awarded in the sole discretion of the Boards of Directors of CNBC and Commerce National. In addition, Commerce National contributes $25,000 per year to a trust established by Commerce National as a supplemental retirement benefit for Mr. McAuliffe's benefit.



     Mr. McAuliffe is eligible to participate in all retirement, welfare and other benefit plans or programs of Commerce National to the same extent as other Bank executive officers. In addition to any group life coverage, the employment agreement provides for Commerce National to keep in place and pay premiums on a life insurance policy on Mr. McAuliffe's life in the face amount of $2,000,000, with respect to which Mr. McAuliffe may designate the beneficiary. Commerce National also agrees to reimburse Mr. McAuliffe annually for any premiums paid by him to maintain in force an individual disability income policy.



     The employment agreement terminates automatically upon Mr. McAuliffe's death and at Commerce National's option, in the event of his disability. The employment agreement is also terminable by Commerce National "with" or "without cause" and Mr. McAuliffe may terminate the employment agreement "for good reason" or "without good reason" or upon a "change in control." If Mr. McAuliffe elects to terminate his employment following a "change in control," he is entitled to his unpaid cash compensation through the date of termination, any previously deferred compensation, accrued but unpaid vacation pay and severance payments and benefit continuation over a one-hundred twenty (120) month period based upon an agreed-upon formula. In the event Mr. McAuliffe's employment is terminated by Commerce National "without cause" or by Mr. McAuliffe for "good reason," he will be entitled to receive, in addition to accrued but unpaid compensation and vacation pay, one year's worth of base salary and benefits plus the amount then held in the trust. If Mr. McAuliffe's employment is terminated by Commerce National "for cause" or by Mr. McAuliffe "without good reason," he will only be entitled to receive his accrued (but unpaid) compensation and vacation pay, along with any compensation previously deferred by him.



     The employment agreement provides that during a two (2) year period following the termination of his employment with Commerce National, unless terminated by Commerce National in the event of a disability, Mr. McAuliffe may not compete or become associated with any entity that competes with the business of CNBC or any of its subsidiaries in any geographic area where CNBC or any of its subsidiaries operates an office. In addition, during the two (2) year period referred to above (except by reason of a termination by Commerce National in the event of a disability), Mr. McAuliffe may not directly or indirectly, encourage or solicit, or assist any other person or firm in encouraging or soliciting anyone having a business relationship with Commerce National or any of its subsidiaries within the two (2) years preceding his termination of employment to terminate a business relationship with Commerce National or engage in a business relationship with a competitor.


EMPLOYEE STOCK OPTION PLANS


     In April, 1996, the shareholders of Commerce National adopted the 1996 Non-Qualified Stock Option Plan (the "Plan") providing for the grant of non-qualified stock options to certain directors and key employees of Commerce National and consolidating prior stock option plans. The exercise price of the options granted under the Plan will not be less than the fair market value per share of the common stock on the date of the grant.


     The options will be exercisable in whole or in part upon such terms and conditions as may be determined by the Board of Directors but, in no event, will options be exercisable later than 20 years after the date of grant. A total of 180,000 shares are approved for grant under the Plan.


     During 1998, Commerce National granted 5,950 stock options to employees. Of this amount, executive officers received the following grants, all subject to a 3-year vesting period: Thomas D. McAuliffe -- 591; John

A. Romelfanger -- 402 and Daniel M. Mahoney -- 361. All options granted to executive officers had an exercise price of $28.00 per share and a 10-year expiration.


OPTION GRANTS IN LAST FISCAL YEAR


                             INDIVIDUAL GRANTS(1)                                     POTENTIAL REALIZED VALUE
                          --------------------------                                     AT ASSUMED ANNUAL
                          NUMBER OF      % OF TOTAL                                        RATES OF STOCK
                          SECURITIES      OPTIONS                                        PRICE APPRECIATION
                          UNDERLYING     GRANTED TO                                       FOR OPTION TERM
                           OPTIONS      EMPLOYEES IN      EXERCISE      EXPIRATION    ------------------------
          NAME             GRANTED      FISCAL YEAR     PRICE ($/SH)       DATE         5% ($)       10% ($)
          ----            ----------    ------------    ------------    ----------    ----------    ----------
Thomas D. McAuliffe.....     591            9.9%           $28.00        12/31/08      $10,591       $26,843
John A. Romelfanger.....     402            6.8%           $28.00        12/31/08      $ 7,204       $18,259
Daniel M. Mahoney.......     361            6.1%           $28.00        12/31/08      $ 6,469       $16,397


---------------


(1) Grants vest 33 1/3% per year, beginning on December 31, 1999.



     The following table summarizes the total outstanding options to executive officers at December 31, 1998. No options were exercised by executive officers in 1998.



                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                         OPTIONS AT DECEMBER 31, 1998      AT DECEMBER 31, 1998
                                         ----------------------------    -------------------------
                NAME                      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
                ----                     ----------------------------    -------------------------
Thomas D. McAuliffe..................            31,993/2,378                $650,211/$18,146
John A. Romelfanger..................            21,470/1,142                $ 436,653/$7,921
Daniel M. Mahoney....................            21,398/1,035                $ 435,844/$7,240


COMMERCE NATIONAL BANK DEFERRED COMPENSATION PLANS


     Commerce National has a non-qualified deferred compensation plan for directors. This plan permits the deferral of compensation earned until the participant's retirement. The participant's election to defer compensation must be made prior to the date the compensation is earned and all amounts deferred earn interest.



     In addition to the plan for Mr. McAuliffe, described under employment agreement, Commerce National has non-qualified compensation plans for three of its senior officers. A plan for Mr. Romelfanger became effective on December 31, 1994. Plans for Mr. Mahoney and Ms. Miller were effective December 31, 1997. All plans require the officers to remain in the employ of Commerce National for 10 years from the effective date to receive any benefits and are funded by life insurance policies.



401(K) PLAN



     Commerce National has a trusteed 401(k) savings plan covering all employees who have attained the age of 20 1/2 and work a minimum of 1,000 hours per calendar year. Salary redirection or "401(k)" contributions are made to the plan pursuant to a salary redirection agreement between each participant and Commerce National. Commerce National makes a contribution for each participant equal to three percent of the participant's compensation. In addition, a fifty (50) percent match, on contributions up to a maximum of six (6) percent of the participant's compensation, is made by Commerce National for those participants who elect to make salary redirection contributions.


COMMITTEES OF THE BOARD OF DIRECTORS


     The Board of Directors of Commerce National has established four committees. These committees meet with management on a regularly scheduled basis to review Commerce National's policies, procedures and operating performance on particular functional areas. The activities of all committees are reviewed by the Board of Directors. These committees are established in accordance with the Bylaws of Commerce National, which may be changed from time to time by a majority vote of the Board of Directors.



     The Loan Committee is comprised of three directors, none of whom are officers of Commerce National, and Mr. McAuliffe. The primary responsibilities of the Committee are to review and approve loans over particular limits and review and approve changes to Commerce National's lending policies and procedures. All board members serve on the loan committee on a rotating basis. The Committee met 26 times in 1998.



     The Funds Management Committee is comprised of not less than four outside directors, Mr. McAuliffe, Mr. Romelfanger and Ms. Miller. The outside directors currently serving on this committee include Mr. Gummer, Mr. Weiler, Mr. Ryan and Mr. Canini. The Committee meets at least quarterly, and its primary responsibilities include reviewing Commerce National's asset/liability interest rate sensitivity, reviewing and approving investment policies and practices and reviewing the operating performance of Commerce National. In 1998, the Committee met 3 times.



     The Compensation Committee is comprised of at least five directors and Mr. McAuliffe, who is a non-voting member, with its primary responsibility being the review of personnel policies and practices and evaluation of senior management. The directors currently serving on the committee include Mr. Corna, Mr. Ryan, Mr. Tonti, Mr. Ruhl, Mr. Crane and Mr. McDaniel. The Committee met 4 times in 1998.



     The Audit Committee is comprised of at least four directors, none of whom are officers of Commerce National. The Committee's primary responsibilities are the review of internal and external auditors' reports, the review of internal loan review reports, evaluation of the internal auditor and external audit firm, and the review of regulatory examination results. The directors currently serving on this committee include Mr. Canini, Mr. Hoy, Mr. Kenney and Ms. DeVillers. The Committee met 4 times in 1998.


     Each outside director is paid an attendance fee of $250 per Board of Directors meeting and $100 per committee meeting.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Directors and officers of CNBC and their associates are customers of, and have had transactions with, Commerce National in the ordinary course of business. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features.



     At December 31, 1998, the aggregate amount of extensions of credit from Commerce National to directors and executive officers of CNBC and their respective associates is as follows:



                                                                            PERCENT OF
                                                                           BANK CAPITAL
                                                                           ------------
Amounts outstanding at December 31.........................  $6,807,000         68%
Unadvanced commitments and lines of credit.................   2,388,000         24%
                                                             ----------         --
          Total............................................  $9,195,000         92%
                                                             ==========         ==



     Additionally, the directors and executive officers maintained deposit account relationships with Commerce National totaling $9,350,000 at December 31, 1998. The loan and deposit balances are more substantial than other financial institutions of similar size due to the fact that many of the directors are founding organizers of Commerce National and CNBC's board is approximately twice the size of most similar sized financial institutions. See Note 5 to the Consolidated Financial Statements attached hereto.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


     The table on the following page sets forth, as of December 31, 1998, information concerning the number of common shares beneficially owned, including warrants and options, directly or indirectly, by each director individually, and by all executive officers and directors of CNBC as a group. No executive officer, director or any other individual owns more than ten percent (10%) of the outstanding common shares.



                                              AMOUNT AND
                                              NATURE OF                                PERCENT OF
                                              BENEFICIAL         AMOUNT OF            CLASS AS OF
         NAME OF BENEFICIAL OWNER            OWNERSHIP(A)    COMMON STOCK ONLY    DECEMBER 31, 1998(A)
         ------------------------            ------------    -----------------    --------------------
Thomas D. McAuliffe........................     88,966             53,612                 7.72%
Loreto V. Canini...........................      1,840              1,840                  .16%
Mark S. Corna..............................      7,638              5,020                  .68%
Jameson Crane, Jr. (b).....................     57,640             54,780                 5.15%
Judith A. DeVillers........................     10,124              7,880                 0.90%
George A. Gummer...........................     28,842             23,788                 2.57%
William L. Hoy.............................     12,132              8,514                 1.08%
Douglas W. James (e).......................     33,660             26,400                 2.99%
Donald R. Kenney...........................     71,060             63,800                 6.32%
Daniel M. Mahoney..........................     30,715              9,240                 2.70%
Samuel E. McDaniel.........................      7,260              4,400                  .65%
Kent K. Rinker.............................     50,038             48,960                 4.48%
Richard F. Ruhl............................     17,275             15,075                 1.54%
David J. Ryan..............................     34,324             30,232                 3.06%
Peter C. Taub..............................     24,334             18,482                 2.17%
John A. Tonti (c)..........................     18,712             15,840                 1.67%
Alan R. Weiler.............................     40,648             35,624                 3.62%
Michael Wren (d)...........................     66,500             54,620                 5.89%
All directors and executive officers as a
  group (19 persons).......................    624,377            479,177                 49.5%


---------------


(a) Reflects all common shares (including warrants and vested stock options) "beneficially owned" as of December 31, 1998, by each individual and group, determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, the shares shown may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same name as such individual, as well as other shares as to which the individual has voting or investment power. An individual is deemed to be the beneficial owner of shares registered in his name or as to which he exercises sole or shared voting or investment power. Beneficial ownership may be disclaimed as to certain of the shares.



(b) Includes 31,900 shares owned by Fairwood Investment Company and 18,480 shares and warrants owned by Crane Plastics Company Pension Plan, as to which Mr. Crane exercises shared voting and investment power.



(c) Includes 3,970 shares owned by West Penn Foods, Inc. and 1,100 shares owned by Cambridge Leasing Company, as to which Mr. Tonti exercises voting and investment power.



(d) Includes 660 shares owned by M-E Engineering, Inc., as to which Mr. Wren exercises voting and investment power.



(e) Includes 1,692 warrants owned by American Business Equipment Pension Plan, to which Mr. James exercises investment power.

                           DESCRIPTION OF SECURITIES

GENERAL


     The authorized capital stock of CNBC consists of 2,000,000 common shares, no par value, of which 1,116,972 shares were outstanding as of December 31, 1998 and beneficially owned by approximately 400 shareholders. Upon completion of this offering, CNBC will have up to 1,241,972 common shares outstanding. The authorized capital stock of CNBC also consists of 200,000 shares of Serial Preferred Stock, par value $10.00. No shares of Serial Preferred Stock are issued and outstanding.


VOTING RIGHTS


     The holders of common shares are entitled to one vote per share on all matters submitted to a vote of shareholders, except in the election of directors, for which the common shares have cumulative voting rights.


DIVIDENDS


     CNBC's current policy is to declare dividends semi-annually in June and December. Although CNBC intends to continue to pay cash dividends on its common shares in the future based upon its net income and available cash flow, there can be no assurance that CNBC will have earnings sufficient to pay a dividend on its common shares or that, even if there are sufficient earnings, dividends will be permitted under applicable laws or regulatory requirements.


COMMON SHARES FULLY PAID AND NONASSESSABLE


     All of the outstanding common shares of CNBC are, and the common shares to be sold by CNBC pursuant to this offering when issued will be validly issued, fully paid and nonassessable.


PREEMPTIVE RIGHTS/REPURCHASE AND REDEMPTION


     Shareholders of CNBC do not have preemptive rights to purchase or subscribe to any shares or other securities of CNBC. The Board of Directors may authorize CNBC at any time to purchase or redeem shares issued by CNBC to the extent of available surplus.


SPECIAL VOTE FOR CONTROL SHARE ACQUISITIONS


     Under the Ohio General Corporate Law, unless a corporation's articles of incorporation or regulations provide otherwise, any "control share acquisition" of an "issuing public corporation" can be made only with the prior authorization of the corporation's shareholders in accordance with the Ohio Control Share Acquisition Statute (the "Statute"). As an alternative, an Ohio corporation may include in its articles of incorporation or regulations restrictions on transfer of its shares in connection with a "control share acquisition," including procedures for obtaining the consent of shareholders and for the screening by directors of proposals for such acquisitions. CNBC's Articles provide that the Statute does not apply to it. Specifically, Article Sixth sets forth a procedure for obtaining shareholder consent that is consistent with the Statute, subject to the right of directors to screen out proposals that do not meet certain standards set forth in Article Sixth of the Articles. The right of the Board of Directors to screen control share acquisitions is the principal difference between Article Sixth and the requirements of Ohio law which would otherwise be applicable to CNBC.



     A "control share acquisition" is defined in Article Sixth of the Articles as any acquisition, whether by tender offer, open market purchase, privately negotiated transaction or otherwise (with certain limited exceptions), of CNBC common shares which, when added to all other CNBC common shares owned or controlled by the acquiror, would entitle the acquiror to exercise or direct the exercise of voting power in the election of directors within any of the following ranges of voting power:



          (a) one-fifth or more but less than one-third;



          (b) one-third or more but less than a majority; and



          (c) a majority or more.

     Article Sixth requires that a person proposing to make a control share acquisition deliver a written notice to CNBC describing, among other things, the terms of the proposed acquisition and giving reasonable evidence that the proposed control share acquisition would not be contrary to law and that the person who gave the notice has the financial capacity to make such an acquisition. CNBC is required to call and hold, within fifty (50) days after receipt of the notice, a special meeting of shareholders to vote on the proposed control share acquisition. However, the Board of Directors has no obligation to call such a meeting if it determines that (i) the notice was not given in good faith, (ii) the proposed control share acquisition would not be in the best interests of CNBC and its shareholders, or (iii) the proposed control share acquisition could not be consummated for financial or legal reasons. Notwithstanding the exception in clause (ii) of the preceding sentence, the Board of Directors is not able to refuse to call such a meeting of shareholders for the reason stated in clause (ii) if the proposed control share acquisition is for any and all CNBC common shares at a price higher than 250% of the book value of CNBC common shares as of the last day of the preceding fiscal year.



     Article Sixth provides that a determination by the Board of Directors not to call such a meeting will not be deemed void or voidable with respect to CNBC merely because one or more directors who participate in making the determination might be deemed to be other than "disinterested directors," if in any such case the material facts of the relationship giving rise to a basis for self-interest are known to the directors participating in the determination, and such directors, in good faith reasonably justified by the facts, make such determination by a majority of the "disinterested directors." For these purposes, a "disinterested director" means a director whose material contacts with CNBC are limited principally to activities as a director, a shareholder, a customer or a depositor of CNBC or any of its subsidiaries or affiliates. However, a director would not be deemed to be other than a "disinterested director" merely because he would no longer be a director if the proposed control share acquisition were approved and consummated.



     The notice to shareholders of the special meeting must include or be accompanied by both the acquiring person's notice and a statement by the CNBC Board of Directors of its position or recommendation with respect to such acquisition or a statement that no position is being taken or recommendation being made.



     Approval of a control share acquisition requires the affirmative vote of both (i) a majority of the voting power represented at the meeting and (ii) a majority of that portion of such voting power excluding any "interested shares" -- that is, those shares held by the acquiring person and certain officers and directors of CNBC.



     As drafted, Article Sixth also provides that proxies (which are otherwise irrevocable if coupled with an interest) given in connection with a control share acquisition are revocable at any time prior to obtaining the requisite shareholder vote.



     Each CNBC stock certificate will have a legend stating that such shares are subject to the provisions of Article Sixth. The issuance or transfer of shares in violation of Article Sixth will be null and void. In the event CNBC is not permitted to treat an issuance or transfer of shares in violation of Article Sixth as null and void, Article Sixth provides that such shares will be treated as treasury shares, not entitling the holder to exercise shareholder rights or receive dividends.



     The Articles establish the concept of a majority vote to adopt amendments to the Articles but require the affirmative vote of seventy-five percent (75%) of the voting shares to amend Article Sixth described above (relating to control share acquisitions) or to adopt provisions having the effect of amending those provisions of the Regulations dealing with the number, classification and removal of directors, which are more fully described below.


TRANSFER AGENT AND REGISTRAR


     CNBC acts as its own transfer agent and registrar.



CERTAIN PROVISIONS OF CNBC'S ARTICLES OF INCORPORATION AND CODE OF REGULATIONS



     CNBC's Articles of Incorporation provide for a classified Board of Directors. The directors are divided into three classes as nearly equal in number as possible, and each class is elected for a staggered three-year term of office at each annual shareholders meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and his successor shall be elected and shall qualify; subject, however, to prior death, resignation, or removal from office.


     Article Fourth of CNBC's Articles authorizes 200,000 Serial Preferred Shares ("Serial Shares"), all with a par value of Ten Dollars ($10.00), which may be issued in one or more series by the Board of Directors. The Board of Directors is authorized by the Articles to establish, among other things, dividend rates, cumulative rights, redemption rights or prices, sinking fund provisions, and conversion rights of the Serial Shares. The holders of Serial Shares are entitled to be paid dividends when and as declared in preference to the holders of the common shares. In liquidation or dissolution, the holders of Serial Shares are entitled to be paid for their shares, plus the amount of any dividends in arrears, before any amounts are paid to the holders of the common shares in respect of such Shares. The holders of the Serial Shares are entitled to one vote per share on all matters presented to the shareholders. Except as indicated below, the holders of Serial Shares vote with the holders of the common shares on matters presented to the shareholders. If there is a default in respect of six quarterly dividends, the holders of the Serial Shares are entitled to elect two directors to the Board of Directors until such default is cured. The affirmative vote of the holders of two-thirds of the outstanding Serial Shares, voting separately as a class, is required to adopt any amendment to the Articles or Regulations (i) to authorize any class of stock ranking on a parity with outstanding Serial Shares or to increase the authorized number of Serial Shares or (ii) to authorize the sale of substantially all of the assets of CNBC or certain mergers.



     In the event of a tender offer or other attempt to gain control of CNBC that the Board of Directors does not approve, it would be possible for the Board of Directors to authorize the issuance of a series of Serial Shares with rights and preferences that could impede the completion of such a transaction. The flexibility of the Board of Directors to take such action will be increased by virtue of the denial of preemptive rights. However, CNBC does not at present have any plans, arrangements, commitments or understandings to issue any Serial Shares. Any Serial Shares issued in the future will be on terms which the Board of Directors deems to be in the best interests of CNBC and its shareholders.



     Under CNBC's Regulations, a special meeting of shareholders may be called by the President, a Vice President or a majority of the Board of Directors, and by shareholders holding a requisite percentage of the shares entitled to vote. With respect to special meetings called by shareholders, the Regulations provide that the requisite percentage for calling such meetings is fifty percent (50%). This provision is consistent with the maximum permissible requirement under Ohio law.



     The Regulations establish a requirement that advance notification of nominations of directors by shareholders be given to the Secretary of CNBC, as a general rule, not less than sixty (60) nor more than ninety (90) days prior to the date of any shareholders' meeting (as initially called, in the case of adjourned meetings) held for the purpose of electing directors. If less than seventy-five (75) days notice or prior public disclosure of a meeting date is given or made to the shareholders, in order to be timely, the shareholders' notice must be received by the close of business on the fifteenth day following the earlier of the day the meeting notice was mailed or public disclosure of the meeting was made. The notice of nomination must set forth certain information regarding each nominee who is not an incumbent director and must be accompanied by the written consent of the proposed nominee to serve as a director if elected. Nominations which the chairman of the meeting determines not to have been made in accordance with the Regulations are to be disregarded.



     A similar provision applies to business that may be brought before a meeting of shareholders by a shareholder. CNBC Regulations provide that a shareholder must give the Secretary written notice that a matter is to be brought before such a meeting, as a general rule, not less than sixty (60) nor more than ninety (90) days prior to the date of the meeting (as initially called, in the case of adjourned meetings). If less than seventy-five (75) days notice or prior public disclosure of a meeting date is given or made to the shareholders, in order to be timely, the shareholders' notice must be received by the close of business on the fifteenth day following the earlier of the day the meeting notice was mailed or public disclosure of the meeting was made. The notice must contain, among other things, a brief description of the business the shareholder desires to bring before the meeting, the reasons thereof and any material interest of such shareholder in such business.

     The purpose of these nomination and shareholder proposal procedures is to avoid the possibility of nominations or proposals being made in a way that would preclude the Board from investigating and the shareholders from adequately assessing the competence, experience, integrity and other relevant factors concerning the qualifications of a proposed nominee or any relevant factors concerning shareholder proposals. The Board of Directors believes that matters should be brought before a meeting in an orderly fashion and in sufficient time before a meeting so that shareholders may be provided adequate information in order to vote on a fully-informed basis.


     The provisions described above could deter a shareholder from gaining control of CNBC by means of making nominations for directors or proposing shareholder actions from the floor of a meeting or by means of a proxy contest instituted so close to the date of a shareholders' meeting that adequate information might not be available to shareholders.



     A possible adverse effect of the nomination and shareholder proposal provisions may be that persons otherwise qualified to serve as directors and who are proposed for nomination and election by holders of a majority of the outstanding voting shares may not be nominated or elected due to inadvertence or otherwise. Also, this provision may make it easier for incumbent directors to solicit proxies to resist a dissident slate of directors and thus retain their status as directors, even when the dissident nominations might be in the best interests of CNBC and its shareholders. In this sense, the provisions can be viewed as advantageous to incumbent directors and executive officers and may discourage takeover attempts.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


     Section 1701.13 of the Ohio Revised Code provides for the indemnification of officers and directors against liability and certain expenses that may be incurred by them in the event of an action against them as a result of their service for or on behalf of CNBC. The Code of Regulations of CNBC contains specific provisions in regard to indemnification of officers and directors of CNBC and its subsidiaries to implement the general provisions of such section. Furthermore, to enable CNBC to continue to attract and retain qualified directors and officers, CNBC has entered into indemnification agreements with each director and officer of CNBC that specify the types of matters for which indemnification by CNBC is available and the extent of indemnification afforded and provide for advancement of defense expenses under certain conditions.


                        SHARES ELIGIBLE FOR FUTURE SALE


     The market price of the common shares could drop as a result of sales of a large number of common shares in the market after the offering, or the perception that such sales could occur. These factors could also make it more difficult for CNBC to raise funds through future offerings. As a result of the offering, there will be an additional 125,000 Company common shares outstanding. All of these shares will be freely transferable without restriction of future registration, except for any common shares purchased by "affiliates" of CNBC, as defined in Rule 144 under the Securities Act. The remaining 1,116,972 outstanding common shares of CNBC, which have been issued in private offerings or are issuable upon the exercise of warrants, are "restricted securities" as defined in Rule 144 and may be resold without restriction to the extent permitted by Rule 144 or an exemption under the Securities Act. It should be noted that the holding period restrictions on the majority of the 1,116,972 shares have lapsed. Assuming the offering is fully subscribed for, CNBC will have 522,348 authorized but unissued shares which may be issued without further approval of its shareholders.


                               LEGAL PROCEEDINGS


     Neither CNBC nor Commerce National is a party to any material pending legal proceedings.

                                    EXPERTS


     The consolidated financial statements as of December 31, 1998 and 1997 and for the years then ended included in this prospectus and in the Registration Statement have been audited by Crowe, Chizek and Company LLP, independent public accountants, as set forth in their report thereon dated February 5, 1999, which appears elsewhere herein and in the Registration Statement. All such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in auditing and accounting.



     The validity of the common shares offered hereby has been passed upon for CNBC by the law firm of Squire, Sanders & Dempsey L.L.P., Cleveland, Ohio.

                              FINANCIAL STATEMENTS



     Consolidated Financial Statements for the years ended December 31, 1998 and 1997.



                                                              PAGE
                                                              ----
Report of Independent Auditors..............................  F-1
Consolidated Financial Statements:
  Balance Sheets............................................  F-2
  Income Statements.........................................  F-3
  Comprehensive Income Statements...........................  F-4
  Statements of Changes in Shareholders' Equity.............  F-5
  Statements of Cash Flows..................................  F-6
  Notes to Consolidated Financial Statements................  F-7

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and the Shareholders of CNBC Bancorp:


     We have audited the accompanying consolidated balance sheets of CNBC Bancorp as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of CNBC Bancorp's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CNBC Bancorp as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                          CROWE, CHIZEK AND COMPANY, LLP

Columbus, Ohio

February 5, 1999

                                  CNBC BANCORP



                          CONSOLIDATED BALANCE SHEETS



                           DECEMBER 31, 1998 AND 1997



                                                                  1998            1997
                                                              ------------    ------------
ASSETS
Cash and Non Interest-Bearing Balances......................  $  5,256,468    $  5,084,869
Interest Bearing Balances...................................     2,589,088         794,592
Federal Funds Sold..........................................     4,850,000       4,000,000
Money Market Funds..........................................     4,801,173       5,180,572
                                                              ------------    ------------
          Total Cash and Cash Equivalents...................    17,496,729      15,060,033
Securities Available for Sale...............................     5,218,341       4,050,988
Loans, Net..................................................   148,880,855     117,078,439
Premises and Equipment......................................     1,943,744       1,863,380
Accrued Interest Receivable.................................       825,435         641,591
Deferred Federal Income Taxes...............................       589,000         434,000
Other Assets................................................       159,079         196,350
                                                              ------------    ------------
Total Assets................................................  $175,113,183    $139,324,781
                                                              ============    ============
LIABILITIES
Deposits:
  Non-Interest Bearing......................................  $ 21,013,393    $ 16,891,426
  Interest Bearing..........................................   130,466,924     102,213,987
                                                              ------------    ------------
          Total Deposits....................................   151,480,317     119,105,413
Borrowings..................................................    10,684,892       8,860,482
Other Liabilities...........................................       976,472         877,222
                                                              ------------    ------------
Total Liabilities...........................................   163,141,681     128,843,117
SHAREHOLDERS' EQUITY
Common Stock No Par Value;
  Authorized Shares -- 2,000,000 Issued and
  Outstanding -- 1,116,972 in 1998 and 555,890 in 1997......     8,379,375       8,349,051
Retained Earnings...........................................     3,579,127       2,133,913
Accumulated Other Comprehensive Income......................        13,000          (1,300)
                                                              ------------    ------------
Total Shareholders' Equity..................................    11,971,502      10,481,664
                                                              ------------    ------------
Total Liabilities and Shareholders' Equity..................  $175,113,183    $139,324,781
                                                              ============    ============



                 See Notes to Consolidated Financial Statements

                                  CNBC BANCORP



                         CONSOLIDATED INCOME STATEMENTS



                     YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                                 1998           1997
                                                              -----------    ----------
INTEREST INCOME
  Loans, including Fees.....................................  $11,710,276    $9,160,044
  Taxable Securities........................................      301,732       212,621
  Money Market Funds........................................      321,505       219,432
  Federal Funds Sold........................................      202,094        75,490
  Deposits with Banks.......................................      191,122        62,761
                                                              -----------    ----------
Total Interest Income.......................................   12,726,729     9,730,348
                                                              -----------    ----------
INTEREST EXPENSE
  Deposits..................................................    5,604,950     4,137,289
  Borrowings................................................      615,537       487,178
                                                              -----------    ----------
Total Interest Expense......................................    6,220,487     4,624,467
                                                              -----------    ----------
  Net Interest Income.......................................    6,506,242     5,105,881
  Provision for Loan Losses.................................      479,732       385,600
                                                              -----------    ----------
Net Interest Income After Provision for Loan Losses.........    6,026,510     4,720,281
NON-INTEREST INCOME
  Service Charges on Deposits...............................      131,489       118,580
  Other Income..............................................      116,631        69,879
                                                              -----------    ----------
Total Non-Interest Income...................................      248,120       188,459
                                                              -----------    ----------
NON-INTEREST EXPENSES
  Salaries and Benefits.....................................    2,077,043     1,529,582
  Occupancy and Equipment, Net..............................       83,313       166,780
  Data Processing...........................................      261,261       228,830
  Customer Courier..........................................      175,500       146,750
  Professional Services.....................................      154,576       133,699
  State Franchise Tax.......................................      130,915       117,723
  Other Expenses............................................      598,006       445,507
                                                              -----------    ----------
Total Non-Interest Expenses.................................    3,480,614     2,768,871
                                                              -----------    ----------
Income Before Income Taxes..................................    2,794,016     2,139,869
Income Tax Expense..........................................      969,530       745,200
                                                              -----------    ----------
  Net Income................................................  $ 1,824,486    $1,394,669
                                                              ===========    ==========
EARNINGS PER COMMON SHARE
  Basic.....................................................  $      1.64    $     1.31
                                                              ===========    ==========
  Diluted...................................................  $      1.48    $     1.21
                                                              ===========    ==========



                 See Notes to Consolidated Financial Statements

                                  CNBC BANCORP



                  CONSOLIDATED COMPREHENSIVE INCOME STATEMENTS



                     YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                                 1998          1997
                                                              ----------    ----------
Net Income..................................................  $1,824,486    $1,394,669
Other Comprehensive Income:
Unrealized Gain on Securities Available for Sale............      21,591        14,808
Tax Effect..................................................       7,291         5,008
                                                              ----------    ----------
Other Comprehensive Income..................................      14,300         9,800
                                                              ----------    ----------
Comprehensive Income........................................  $1,838,786    $1,404,469
                                                              ==========    ==========



                 See Notes to Consolidated Financial Statements

                                  CNBC BANCORP



                            CONSOLIDATED STATEMENTS


                       OF CHANGES IN SHAREHOLDERS' EQUITY



                     YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                                           ACCUMULATED
                                                                              OTHER
                                     NUMBER       COMMON      RETAINED    COMPREHENSIVE
                                    OF SHARES     STOCK       EARNINGS       INCOME          TOTAL
                                    ---------   ----------   ----------   -------------   -----------
BALANCES AT JANUARY 1, 1997.......    526,827   $7,297,557   $1,010,790     $(11,100)     $ 8,297,247
Offering Proceeds from Sale of
  Shares..........................     25,000    1,000,000                                  1,000,000
Offering Costs....................                  (8,193)                                    (8,193)
Proceeds from Exercise of
  Warrants........................      2,633       29,911                                     29,911
Proceeds and Tax Benefit from
  Exercise of Stock Options.......      1,430       29,776                                     29,776
Net Income........................                            1,394,669                     1,394,669
Cash Dividends Declared ($.25 per
  Share)..........................                             (271,546)                     (271,546)
Other Comprehensive Income........                                             9,800            9,800
                                    ---------   ----------   ----------     --------      -----------
BALANCES AT DECEMBER 31, 1997.....    555,890    8,349,051    2,133,913       (1,300)      10,481,664
Two-for-One Stock Split...........    555,890
Proceeds from Exercise of
  Warrants........................      5,092       28,922                                     28,922
Proceeds and Tax Benefit from
  Exercise of Stock Options.......        100        1,402                                      1,402
Net Income........................                            1,824,486                     1,824,486
Cash Dividends Declared ($.34 per
  Share)..........................                             (379,272)                     (379,272)
Other Comprehensive Income........                                            14,300           14,300
                                    ---------   ----------   ----------     --------      -----------
BALANCES AT DECEMBER 31, 1998.....  1,116,972   $8,379,375   $3,579,127     $ 13,000      $11,971,502
                                    =========   ==========   ==========     ========      ===========



                 See Notes to Consolidated Financial Statements

                                  CNBC BANCORP



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                     YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                                  1998            1997
                                                              ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income..................................................  $  1,824,486    $  1,394,669
Adjustments to Reconcile Net Income to Net Cash Provided by
  Operating Activities:
     Provision for Loan Losses..............................       479,732         385,600
     Depreciation...........................................       150,152         121,237
     Loss on Disposal of Equipment..........................        20,798
     Deferred Income Taxes..................................      (163,000)       (113,000)
     Net Amortization/Accretion on Securities...............         8,974          (3,027)
     Federal Home Loan Bank Stock Dividend..................      (100,900)        (69,300)
     Changes in:
       Interest Receivable..................................      (183,844)       (136,325)
       Other Assets.........................................        70,030         (58,973)
       Other Liabilities....................................        16,281         273,712
                                                              ------------    ------------
  Net Cash Provided by Operating Activities.................     2,122,709       1,794,593
                                                              ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Securities.....................................    (3,053,836)     (1,333,608)
Maturities of Securities....................................     2,000,000         500,000
Net Increase in Loans.......................................   (32,282,148)    (32,377,186)
Purchase of Premises and Equipment..........................      (251,314)     (1,703,415)
                                                              ------------    ------------
  Net Cash Flows Used in Investing Activities...............   (33,587,298)    (34,914,209)
                                                              ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net Increase in Deposits....................................    32,374,904      28,728,872
Net Proceeds from Issuance of Common Stock..................        30,324       1,051,494
Maturities of Federal Home Loan Bank Advances...............    (1,250,000)     (1,250,000)
Advances from Federal Home Loan Bank........................     3,750,000       3,550,000
Principal Payments on Federal Home Loan Bank Advances.......      (675,590)       (323,567)
Net Proceeds from Loan Payable..............................            --       2,000,000
Dividends Paid..............................................      (328,353)       (316,966)
                                                              ------------    ------------
  Net Cash Flows Provided by Financing Activities...........    33,901,285      33,439,833
                                                              ------------    ------------
  Net Change in Cash and Cash Equivalents...................     2,436,696         320,217
Cash and Cash Equivalents at Beginning of Year..............    15,060,033      14,739,816
                                                              ------------    ------------
Cash and Cash Equivalents at End of Year....................  $ 17,496,729    $ 15,060,033
                                                              ============    ============
Cash Paid During the Year for
  Interest..................................................  $  6,168,368    $  4,570,182
  Income Taxes..............................................     1,125,000         857,000



                 See Notes to Consolidated Financial Statements

                                  CNBC BANCORP


                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 1998 AND 1997



NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     The following is a summary of the significant accounting policies followed in the preparation of the financial statements.



     BASIS OF PRESENTATION: The consolidated financial statements include the accounts of CNBC Bancorp ("Bancorp") and its wholly owned subsidiary, Commerce National Bank ("Bank"). All significant intercompany balances and transactions have been eliminated in consolidation.



     NATURE OF OPERATIONS: Revenues and assets are derived from the banking industry, serving primarily small business customers in the central Ohio region. Banking deposit products include checking and savings accounts and certificates of deposit. Business loans are secured by real estate, accounts receivable, inventory, equipment and other types of collateral and are expected to be repaid from cash flows from operations of businesses. Personal loans are secured by real estate, stocks and other collateral. A small portion of loans are unsecured. All of Bancorp's banking operations are considered by management to be aggregated in one reportable operating segment.



     USE OF ESTIMATES: To prepare financial statements in conformity with generally accepted accounting principles, management makes certain estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided. Future results could differ from these estimates. The allowance for loan losses, fair values of financial instruments and status of contingencies are more susceptible to change.



     SECURITIES: Securities can be classified into held to maturity, available for sale, and trading categories. Held to maturity securities are those which management has the positive intent and ability to hold to maturity, and are reported at amortized cost. Available for sale securities are those which may be sold prior to maturity for liquidity, asset-liability management, or other reasons. Available for sale securities are reported at fair value, with unrealized gains or losses reported in other comprehensive income. Trading securities are bought principally for sale in the near term and are reported at fair value with unrealized gains or losses included in earnings. Realized gains or losses are determined based on the amortized cost of the specific security sold. Interest income includes amortization of purchase premium or discount. Securities are written down to fair value when a decline in fair value is not temporary.



     LOANS: Loans are reported at the principal balance outstanding, net of deferred loan fees and costs and the allowance for loan losses. Interest income on loans is recognized on the interest method and includes amortization of net deferred loan fees and costs over the loan term. The accrual of interest on loans will be suspended when, a loan is 90 days or more past due unless the loan is well collateralized or in the process of collection. When a loan is placed on nonaccrual status, accrued and unpaid interest at risk is charged against income. Payments received on nonaccrual loans will be applied against principal until recovery of the remaining balance is reasonably assured.



     ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is a valuation allowance for probable credit losses increased by recording a provision for loan losses, which is charged to current expense, and receiving recoveries on loans previously charged-off. The allowance for loan losses is decreased by loan charge-offs. Management's periodic evaluation of the adequacy of the allowance is based on known and inherent risks in the nature and volume of the loan portfolio, assessment of individual borrower's ability to repay their loans including the value of any collateral, current economic conditions, and past loan loss experience. Many of these factors are subjective and may change over time. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off. A loan is classified as impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller balance loans or loans of a similar nature such as residential mortgage and credit card loans, and on an individual

                                  CNBC BANCORP

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED


basis for other loans. Loans considered to be impaired are reduced to the present value of expected future cash flows, or to the fair value of collateral securing the loan if repayment is expected solely from the collateral, by allocating a portion of the allowance for loan losses to such loans. Loans are evaluated for impaired status when payments are past due 90 days or more or when management's grading system indicates a doubtful classification. Interest received on impaired loans that are not on nonaccrual status is recorded as interest income.



     CONCENTRATION OF CREDIT RISK: Business and real estate investment loans comprised approximately 78 percent and 75 percent of total loans at December 31, 1998 and 1997, respectively.



     PREMISES AND EQUIPMENT: Asset cost is reported net of accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful life of the asset. Maintenance and repairs are charged to expense as incurred, and major improvements are capitalized. Assets are reviewed for impairment when events indicate the carrying amount may not be recoverable.



     EMPLOYEE BENEFITS: A trusteed 401(k) savings plan covers all employees who have attained the age of 20 1/2 and work a minimum of 1,000 hours per calendar year. An employer contribution for each participant equal to three percent of the participant's compensation is made annually. The plan also allows employee contributions, with contributions up to six percent of the participant's compensation matched 50 percent by the employer. Expense related to the plan was $84,200 and $60,400 in 1998 and 1997. No post-retirement benefits other than the 401(k) plan are provided to employees.



     STOCK COMPENSATION: Expense for employee compensation under the stock option plan is recorded only if options are granted below the market value of the stock on the grant date. Pro forma disclosures of net income and earnings per share are shown using the fair value method of SFAS No. 123 to measure expense for options granted after 1994, using an option pricing model to estimate fair value.



     INCOME TAXES: Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.



     EARNINGS PER SHARE: Bancorp adopted Statement of Financial Accounting Standards ("SFAS") No. 128 on December 31, 1997 which requires dual presentation of basic and diluted earnings per share ("EPS"). Basic EPS is net income divided by the weighted-average number of common shares outstanding. Diluted EPS is the weighted-average number of common shares outstanding during the year and the assumed exercise of dilutive stock options and warrants less the number of treasury shares assumed to be purchased from the proceeds using the average market price of Bancorp's common stock. The calculation for weighted average shares is as follows:



                                                                1998         1997
                                                              ---------    ---------
Weighted average shares for basic EPS.......................  1,113,952    1,067,216
Add dilutive effect of:
  Exercise of warrants......................................     46,318       43,196
  Exercise of stock options.................................     68,458       43,214
                                                              ---------    ---------
Weighted averages shares for diluted EPS....................  1,228,728    1,153,626



     The weighted-average shares outstanding and earnings per share and dividends per share information has been adjusted to reflect the 2-for-1 stock split declared by Bancorp in January, 1998.



     STATEMENTS OF CASH FLOWS: Cash flows are reported net for customer loan and deposit transactions. Cash and cash equivalents are defined as those amounts included in the balance sheet captions, "Cash and Non Interest-Bearing Balances," "Interest Bearing Balances," "Federal Funds Sold," and "Money Market Funds."

                                  CNBC BANCORP

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED


     COMPREHENSIVE INCOME: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale which are also recognized as separate components of equity. The accounting standard that requires reporting comprehensive income first applies for 1998, with prior information restated to be comparable.



     DIVIDEND RESTRICTION: Banking regulations require maintaining certain capital levels and may limit the dividends paid by Bank to Bancorp or by Bancorp to shareholders.



     RECLASSIFICATIONS: Certain items in the financial statements have been reclassified to conform with the current presentation.



NOTE 2 -- MONEY MARKET FUNDS



     Money market funds consist of investments in money market mutual funds that buy and sell at a constant $1 per share value; therefore, cost and fair value are the same. Balances in the funds are summarized as follows:



                                                                 1998          1997
                                                              ----------    ----------
Liquid Cash Trust (LCT).....................................  $2,138,164    $3,000,343
Automated Government Money Trust (AGMT).....................   2,263,223     1,491,191
Money Market Flex Fund......................................     399,786       689,038
                                                              ----------    ----------
          Total.............................................  $4,801,173    $5,180,572
                                                              ==========    ==========



     LCT has approximately $514 million in assets which consist of federal funds sold to banks and repurchase agreements secured by U.S. Treasury securities which are held in safekeeping by a third-party custodian.



     AGMT has approximately $2.4 billion in assets which consist of short term U.S. Treasury obligations and repurchase agreements secured by U.S. Treasury securities which are held in safekeeping by a third-party custodian.



     The Flex Fund has approximately $154 million in assets which consist of commercial paper, corporate bonds, and U.S. Treasury securities.

                                  CNBC BANCORP

NOTE 3 -- SECURITIES AVAILABLE FOR SALE



     The amortized cost and fair value of securities available for sale were as follows:



                                            AMORTIZED     UNREALIZED      UNREALIZED        FAIR
                                               COST       GROSS GAINS    GROSS LOSSES      VALUE
                                            ----------    -----------    ------------    ----------
December 31, 1998
U.S. Treasury Securities..................  $3,791,342      $21,848        $(2,249)      $3,810,941
Federal Reserve Bank Stock................     217,700                                      217,700
Federal Home Loan Bank Stock..............   1,189,700                                    1,189,700
                                            ----------      -------        -------       ----------
Total.....................................  $5,198,742      $21,848        $(2,249)      $5,218,341
                                            ==========      =======        =======       ==========
December 31, 1997
U.S. Treasury Securities..................  $2,746,480      $ 4,200        $(6,192)      $2,744,488
Federal Reserve Bank Stock................     217,700                                      217,700
Federal Home Loan Bank Stock..............   1,088,800                                    1,088,800
                                            ----------      -------        -------       ----------
Total.....................................  $4,052,980      $ 4,200        $(6,192)      $4,050,988
                                            ==========      =======        =======       ==========



     The amortized cost and fair value of debt securities by contractual maturity, are shown below.



                                                                 DECEMBER 31, 1998
                                                              ------------------------
                                                              AMORTIZED        FAIR
                                                                 COST         VALUE
                                                              ----------    ----------
Due Within One Year.........................................  $  749,698    $  751,562
Due in One to Five Years....................................   3,041,644     3,059,379
                                                              ----------    ----------
     Total Debt Securities..................................  $3,791,342    $3,810,941
                                                              ==========    ==========



     No sales of securities occurred in 1998 or 1997.



     At December 31, 1998 and 1997, there were no holdings of securities of any one issuer, other than the U.S. Government or U.S. Government agencies, in an amount greater than 10 percent of shareholders' equity.



     At December 31, 1998 and 1997, $1,986,000 and $962,000, respectively, in amortized cost of U.S. Treasury securities were pledged to secure public funds or other obligations.



NOTE 4 -- LOANS



     Loans were comprised of the following:



                                                              1998            1997
                                                          ------------    ------------
Residential Real Estate Loans...........................  $ 22,702,068    $ 19,931,398
Real Estate Investment Loans............................    63,607,025      46,697,339
Business Loans..........................................    54,238,808      42,456,456
Personal Loans..........................................    10,616,288       9,771,403
                                                          ------------    ------------
          Subtotal......................................   151,164,189     118,856,596
Allowance for Loan Losses...............................    (2,055,000)     (1,600,000)
Net Deferred Fees and Costs.............................      (228,334)       (178,157)
                                                          ------------    ------------
Net Loans...............................................  $148,880,855    $117,078,439
                                                          ============    ============

                                  CNBC BANCORP

NOTE 4 -- LOANS -- CONTINUED


     Activity in the allowance for loan losses for the years ended December 31, was as follows:



                                                                 1998          1997
                                                              ----------    ----------
Beginning Balance...........................................  $1,600,000    $1,264,400
Loan Loss Provision.........................................     479,732       385,600
Loans Charged Off...........................................     (24,732)      (50,000)
                                                              ----------    ----------
Ending Balance..............................................  $2,055,000    $1,600,000
                                                              ==========    ==========



     Information regarding impaired loans was as follows for the years ended December 31:



                                                                1998        1997
                                                              --------    --------
Average Investment in Impaired Loans........................  $256,780    $150,806
Interest Income Recognized During Impairment................    14,830       9,468
Cash Basis Interest Income Recognized on Impaired Loans.....    14,991       9,412



     Information regarding impaired loans at December 31 was as follows:



                                                                1998        1997
                                                              --------    --------
Loans Past Due Over 90 Days and Accruing Interest...........  $     --    $     --
Impaired Loans with No Allowance for Losses Allocated.......    80,025     100,000
Impaired Loans with Allowance for Loan Losses Allocated.....   386,741     101,894
Amount of Allowance for Loan Losses Allocated to Impaired
  Loan Balance..............................................    75,000      50,000



NOTE 5 -- RELATED PARTY TRANSACTIONS



     In the ordinary course of business, certain of the executive officers and directors of Bancorp and the Bank have loan and deposit relationships with the Bank. Total deposit balances were $9,350,000 and $8,203,000 at December 31, 1998 and 1997. Activity for related party loans was as follows:



Beginning of Year...........................................    $5,511,000
New Loans...................................................     2,233,000
Repayments..................................................      (937,000)
                                                                ----------
End of Year.................................................    $6,807,000
                                                                ==========



NOTE 6 -- PREMISES AND EQUIPMENT



     Premises and equipment was as follows:



                                                                 1998          1997
                                                              ----------    ----------
Land and Building...........................................  $1,663,819    $1,599,639
Equipment, Software and Furniture...........................     800,741       660,081
                                                              ----------    ----------
                                                               2,464,560     2,259,720
Less Accumulated Depreciation...............................    (520,816)     (396,340)
                                                              ----------    ----------
Premises and Equipment, Net.................................  $1,943,744    $1,863,380
                                                              ==========    ==========

                                  CNBC BANCORP

NOTE 6 -- PREMISES AND EQUIPMENT -- CONTINUED


     On June 1, 1997, the Bank purchased the building in which its office is located. The Bank occupies approximately 40 percent of the building, with the remaining space leased to other businesses. Rental income received during the years ended December 31, 1998 and 1997 totaled $236,614 and $113,386. Prior to June 1, 1997, the Bank leased its office space. Lease expense for 1997 was $54,791.



NOTE 7 -- DEPOSITS



     Total interest bearing deposits were classified as follows:



                                                              1998            1997
                                                          ------------    ------------
Interest Bearing Demand.................................  $ 14,232,748    $  9,169,345
Savings.................................................    58,690,625      39,483,320
Time, Balances Under $100,000...........................    30,571,254      27,646,361
Time, Balances $100,000 and Over........................    26,972,297      25,914,961
                                                          ------------    ------------
Total Interest Bearing Deposits.........................  $130,466,924    $102,213,987
                                                          ============    ============



     Total deposit accounts with balances of $100,000 and over, including non interest-bearing demand accounts, totaled $89,660,000 and $66,559,000 at December 31, 1998 and 1997. The Bank accepts time deposits from customers outside its primary market area, which are primarily solicited through a national rate-listing network. The total balances of these time deposits were $30,401,000 and $27,952,000 at December 31, 1998 and 1997. At December 31, 1998
and 1997, the average weighted remaining maturity of these deposits was 9.6 months and 14.5 months, and the weighted average interest rate paid was 5.98 percent and 6.17 percent.



     Stated maturities of time deposits were as follows:



1999........................................................    $42,627,000
2000........................................................     13,553,000
2001........................................................      1,251,000
2002........................................................         95,000
2003........................................................         18,000
                                                                -----------
Total.......................................................    $57,544,000
                                                                ===========



NOTE 8 -- BORROWINGS



     Borrowings consisted of the following:



                                                                1998           1997
                                                             -----------    ----------
FHLB Term Advances.........................................  $ 4,500,000    $2,282,609
FHLB Mortgage Matched Advances.............................    4,184,892     4,577,873
Loan Payable...............................................    2,000,000     2,000,000
                                                             -----------    ----------
Total......................................................  $10,684,892    $8,860,482
                                                             ===========    ==========



     Term advances and mortgage matched advances from the Federal Home Loan Bank ("FHLB") are used as a longer term funding source. Mortgage matched advances with original maturities ranging from 10 to 20 years are utilized to fund specific fixed rate loans with certain prepayment of principal permitted without penalty. Interest rates on mortgage-matched advances ranged from 5.55 percent to
7.70 percent at December 31, 1998 and amortize through September, 2017. Term advances cannot be prepaid without penalty. Interest rates on term

                                  CNBC BANCORP

NOTE 8 -- BORROWINGS -- CONTINUED


advances ranged from 5.38 percent to 6.20 percent at December 31, 1998 and mature between June, 1999 and January, 2008. At December 31, 1998, required principal payments were as follows:



                                                          PRINCIPAL     WEIGHTED AVERAGE
                                                           PAYMENTS      INTEREST RATE
                                                          ----------    ----------------
1999....................................................  $  681,574          6.21%
2000....................................................   1,204,208          6.22%
2001....................................................   1,503,107          5.70%
2002....................................................   1,416,006          5.65%
2003....................................................   1,395,954          5.67%
2004 & thereafter.......................................   2,484,043          6.36%
                                                          ----------
Total...................................................  $8,684,892
                                                          ==========



     On May 1, 1997, Bancorp borrowed $2,000,000 from another financial institution. The proceeds were utilized to purchase subordinated notes of Commerce National Bank. The interest rate on the loan adjusts every 90 days for the first two years at 2.50 percent over the 90-day U.S. Treasury bill rate. The interest rate on the loan was 6.45 percent and 7.60 percent at December 31, 1998 and 1997. Only interest payments are required for the first two years. On May 1, 1999, the rate will adjust to a fixed interest rate of 2.50 percent over the 5-year U.S. Treasury note rate and Bancorp will be required to make equal monthly principal and interest payments calculated on a 96-month amortization. The loan is unsecured; however, Bancorp has agreed not to pledge its ownership interest in Commerce National Bank stock during the term of the loan.



     Additionally, a $4 million cash management advance revolving line of credit was approved with the FHLB. At December 31, 1998 and 1997, no advances were outstanding on the line. Available collateral for all FHLB advances totaled $39,120,000 and $33,953,000 at December 31, 1998 and 1997 and consists of a blanket pledge of all first mortgage loans secured by 1-4 family residential properties and all FHLB stock.



NOTE 9 -- INCOME TAXES



     The components of income tax expense were as follows:



                                                                 1998         1997
                                                              ----------    --------
Current.....................................................  $1,132,530    $858,200
Deferred....................................................    (163,000)   (113,000)
                                                              ----------    --------
Total Income Tax Expense....................................  $  969,530    $745,200
                                                              ==========    ========



     Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34 percent to income before income taxes as a result of the following:



                                                                1998        1997
                                                              --------    --------
Tax Expense at Statutory Rate of 34%........................  $949,965    $727,555
  Increase in Taxes Resulting from Nondeductible Expenses...    19,565      17,645
                                                              --------    --------
          Income Tax Expense................................  $969,530    $745,200
                                                              ========    ========

                                  CNBC BANCORP

NOTE 9 -- INCOME TAXES -- CONTINUED


     Deferred tax assets and liabilities at December 31, 1998 and 1997 were as follows:



                                                                1998        1997
                                                              --------    --------
Deferred Tax Assets
  Allowance for Loan Losses.................................  $688,000    $535,000
  Deferred Compensation Expense.............................    91,000      65,000
  Deferred Loan Fees........................................    17,000      22,000
  Other.....................................................        --       1,000
                                                              --------    --------
          Total.............................................   796,000     623,000
Deferred Tax Liabilities
  Cash Basis Reporting......................................   (48,000)    (73,000)
  Nontaxable Stock Dividend.................................   (98,000)    (71,000)
  Accumulated Depreciation..................................   (32,000)    (29,000)
  Other.....................................................   (29,000)    (16,000)
                                                              --------    --------
          Total.............................................  (207,000)   (189,000)
                                                              --------    --------
          Total, Net........................................  $589,000    $434,000
                                                              ========    ========



NOTE 10 -- COMMON STOCK WARRANTS



     In connection with the initial stock offering in 1991, warrants were issued to all shareholders. Each warrant is freely transferable and entitles the holder to purchase a share of common stock at $5.68 per share. The warrants will expire on October 11, 2000, and are subject to adjustment for stock splits, stock dividends, and similar transactions. At December 31, 1998 and 1997, 59,520 and 64,612 warrants were issued and outstanding. In 1998 and 1997, 5,092 and 5,266 warrants were exercised. In connection with the formation of CNBC Bancorp, all fractional warrants were rounded up to the nearest whole warrant resulting in the issuance of an additional 14.8 warrants. All information has been restated to reflect the two-for-one stock split.



NOTE 11 -- STOCK OPTION PLANS



     Stock option plans are used to reward employees and directors and provide them with an additional equity interest in Bancorp. Options granted prior to 1996 have a 20 year expiration and were 100 percent vested on the grant date. Options granted in 1996 and later were issued with a 10 year expiration with vesting occurring over either a 3- or 5-year period, depending on the employee's years of service. At December 31, 1998 and 1997, 13,330 and 19,280 shares were authorized for future grants. Information about option grants follows.



                                                              NUMBER      WEIGHTED-AVERAGE
                                                            OF OPTIONS     EXERCISE PRICE
                                                            ----------    ----------------
Outstanding, Beginning of 1997............................   149,720            8.00
Granted...................................................    10,120           18.59
Exercised.................................................    (2,860)           7.75
                                                             -------
Outstanding, End of 1997..................................   156,980            8.69
Granted...................................................     5,950           27.44
Exercised.................................................      (100)           6.82
                                                             -------
Outstanding, End of 1998..................................   162,830            9.37
                                                             =======



     Options exercisable totaled 146,006 and 140,930 at December 31, 1998 and 1997.

                                  CNBC BANCORP

NOTE 11 -- STOCK OPTION PLANS -- CONTINUED


     SFAS No. 123, which became effective for 1996, requires pro forma disclosures for companies that do not adopt its fair value accounting method for stock-based employee compensation. Accordingly, the following pro forma information presents net income and earnings per share had the Standard's fair value method been used to measure compensation cost for stock option plans. No compensation cost was recognized for stock option plans for 1998 or 1997. All information has been adjusted to reflect the 2-for-1 stock split.



                                                                 1998          1997
                                                              ----------    ----------
Net Income as Reported......................................  $1,824,486    $1,394,669
Pro Forma Net Income........................................  $1,804,926    $1,385,377

Basic Earnings per Share as Reported........................  $     1.64    $     1.31
Pro Forma Basic Earnings Per Share..........................  $     1.62    $     1.30

Diluted Earnings per Share as Reported......................  $     1.48    $     1.21
Pro Forma Diluted Earnings per Share........................  $     1.47    $     1.20



     All options are granted at the market price of the stock on the date of grant. For options granted during 1998 and 1997, the weighted-average fair values at grant date were calculated to be $7.21 and $5.85.



     The fair value of options granted during 1998 and 1997 is estimated using the following weighted-average information: risk-free interest rate of 4.65% and 5.75%, expected life of 10 years, no expected volatility of stock price, and an expected dividend yield of 1.2% and 1.0%.



     The following table summarizes information about stock options outstanding at December 31, 1998:



                                             WEIGHTED-AVERAGE
   RANGE OF                                     REMAINING       WEIGHTED-AVERAGE
EXERCISE PRICES  OUTSTANDING   EXERCISABLE   CONTRACTUAL LIFE    EXERCISE PRICE
---------------  -----------   -----------   ----------------   ----------------
$ 5.68 - $ 7.27    80,530        80,530         13.4 Years           $ 6.74
$ 8.18 - $10.75    57,770        57,770         15.6 Years           $ 8.68
$15.38 - $28.00    24,530         7,706          8.8 Years           $19.63



NOTE 12 -- COMMITMENTS AND CONTINGENCIES



     There are various contingent liabilities that are not reflected in the financial statements, including claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material effect on financial condition or results of operations.



     At December 31, 1998 and 1997, reserves of $1,061,000 and $915,000 were required as deposits with the Federal Reserve or as cash on hand. These reserves do not earn interest.



     Some financial instruments are used in the normal course of business to meet the financing needs of customers and to reduce exposure to interest rate changes. These financial instruments include commitments to extend credit and standby letters of credit. These involve, to varying degrees, credit and interest-rate risk in excess of the amount reported in the financial statements.



     Exposure to credit loss if the other party does not perform is represented by the contractual amount for commitments to extend credit, standby letters of credit, and financial guarantees written. The same credit policies are used for commitments and conditional obligations as are used for loans.



     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Some of the commitments are expected to expire without being used;

                                  CNBC BANCORP

NOTE 12 -- COMMITMENTS AND CONTINGENCIES -- CONTINUED


therefore, the total commitments does not necessarily represent future cash requirements. Standby letters of credit and financial guarantees written are conditional commitments to guarantee a customer's performance to a third party.



     A summary of the notional or contractual amounts of financial instruments with off-balance-sheet risk is as follows:



                                                               1998           1997
                                                            -----------    -----------
Approved, Unadvanced Lines of Credit......................  $30,853,000    $22,415,000
Unadvanced Draw Notes.....................................    6,223,000      5,403,000
New Loan Commitments:
  Secured by Real Estate..................................   11,593,000      8,026,000
  Other...................................................    3,155,000      3,136,000
Letters of Credit.........................................    1,327,000        532,000
Available Lines for Credit Cards..........................    1,182,000        941,000



NOTE 13 -- FAIR VALUES OF FINANCIAL INSTRUMENTS



     The following table shows the estimated fair value of financial instruments and the related carrying values at year-end. Items that are not financial instruments are not included. These would include, among others, such items as property and equipment, and intangible value of the Bank's customer base and profit potential.



                                                          1998                    1997
                                                  --------------------    --------------------
                                                  CARRYING      FAIR      CARRYING      FAIR
                                                   VALUE       VALUE       VALUE       VALUE
                                                  --------    --------    --------    --------
                                                                 (IN THOUSANDS)
Financial Assets
Cash and Equivalents............................  $ 17,497    $ 17,497    $ 15,060    $ 15,060
Securities Available for Sale...................     5,218       5,218       4,051       4,051
Loans, Net of Allowance for Loan Losses.........   148,881     150,600     117,078     117,493
Accrued Interest Receivable.....................       825         825         642         642

Financial Liabilities
Demand and Savings Deposits.....................  $(93,937)   $(93,937)   $(65,544)   $(65,544)
Time Deposits...................................   (57,544)    (57,845)    (53,561)    (53,734)
Borrowings......................................   (10,685)    (10,913)     (8,860)     (8,953)
Accrued Interest Payable........................      (244)       (244)       (192)       (192)



     For purposes of the above disclosures of estimated fair value, the following assumptions were used. The estimated fair value for cash and cash equivalents is considered to approximate cost. The estimated fair value for securities is based on quoted market values for the individual securities or for equivalent securities. Carrying value is considered to approximate fair value for accrued interest receivable, for deposit liabilities subject to immediate withdrawal, and for accrued interest payable. The fair values of loans, time deposits, and borrowings are approximated by calculating the sum of the carrying value for amounts that contractually reprice at intervals less than six months and the present value of cash flows using an estimated market discount interest rate for amounts that reprice less frequently than every six months. The fair values of unrecorded commitments at December 31, 1998 and 1997 are not material.

                                  CNBC BANCORP

NOTE 13 -- FAIR VALUES OF FINANCIAL INSTRUMENTS -- CONTINUED


     While these estimates are based on management's judgment of the appropriate evaluation factors, there is no assurance that were such items liquidated the estimated fair values would necessarily have been realized. The estimated fair values should not be considered to apply at subsequent dates.



NOTE 14 -- REGULATORY MATTERS



     The Bank and Bancorp are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classifications in certain cases. Failure to meet adequately capitalized requirements could result in regulatory action that could have a direct material effect on the financial statements.



     The Office of the Comptroller of the Currency ("OCC") must approve the declaration of any dividends for the Bank in excess of available retained earnings and in excess of the sum of profits for the year combined with the Bank's retained earnings from the two preceding years, less any required transfer to surplus. In addition, dividends may not reduce capital levels below the minimum regulatory requirements disclosed above. Under the most restrictive of these requirements, Bancorp estimates retained earnings available for payment of dividends by the Bank to Bancorp approximates $800,000 in order to maintain the well capitalized status at year-end 1998.



     The prompt corrective action regulations provide five regulatory capital classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. These terms are not intended to represent overall financial condition. The Bank met the requirements of a well capitalized institution as defined above, at December 31, 1998 and 1997. If the Bank's capital classification were to change to adequately capitalized, it would need to obtain regulatory approval to continue to accept brokered deposits.



     Actual and required capital amounts and ratios are presented below at year-end. During 1998, Bancorp's consolidated assets surpassed $150 million for the first time. As a result, the Federal Reserve will monitor the consolidated capital position of Bancorp in addition to the capital position of the Bank.



                                                                                      TO BE WELL
                                                                                     CAPITALIZED
                                                                                     UNDER PROMPT
                                                                   FOR CAPITAL        CORRECTIVE
                                                                     ADEQUACY           ACTION
                                                    ACTUAL           PURPOSES         PROVISIONS
                                                --------------    --------------    --------------
                                                AMOUNT   RATIO    AMOUNT   RATIO    AMOUNT   RATIO
                                                ------   -----    ------   -----    ------   -----
                                                              (DOLLARS IN MILLIONS)
1998
Total Capital to Risk Weighted Assets
  Consolidated................................  $13.7     9.5%    $11.5     8.0%    $14.4    10.0%
  Bank........................................  $15.2    10.6%    $11.5     8.0%    $14.4    10.0%
Tier 1 (Core) Capital to Risk Weighted Assets
  Consolidated................................  $11.9     8.3%    $ 5.8     4.0%    $ 8.7     6.0%
  Bank........................................  $10.0     6.9%    $ 5.8     4.0%    $ 8.6     6.0%
Tier 1 (Core) Capital to Average Assets
  Consolidated................................  $11.9     7.0%    $ 6.8     4.0%    $ 8.5     5.0%
  Bank........................................  $10.0     5.9%    $ 6.8     4.0%    $ 8.5     5.0%

                                  CNBC BANCORP

NOTE 14 -- REGULATORY MATTERS -- CONTINUED



                                                                                      TO BE WELL
                                                                                     CAPITALIZED
                                                                                     UNDER PROMPT
                                                                   FOR CAPITAL        CORRECTIVE
                                                                     ADEQUACY           ACTION
                                                    ACTUAL           PURPOSES         PROVISIONS
                                                --------------    --------------    --------------
                                                AMOUNT   RATIO    AMOUNT   RATIO    AMOUNT   RATIO
                                                ------   -----    ------   -----    ------   -----
                                                              (DOLLARS IN MILLIONS)
1997
Total Capital to Risk Weighted Assets
  Bank........................................  $13.7    12.1%    $ 9.1     8.0%    $11.3    10.0%
Tier 1 (Core) Capital to Risk Weighted Assets
  Bank........................................  $ 8.6     7.6%    $ 4.5     4.0%    $ 6.8     6.0%
Tier 1 (Core) Capital to Average Assets
  Bank........................................  $ 8.6     6.5%    $ 5.3     4.0%    $ 6.6     5.0%



NOTE 15 -- PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS



     The following are condensed parent company only financial statements for CNBC Bancorp.



CONDENSED BALANCE SHEETS



                                                                 1998           1997
                                                              -----------    -----------
ASSETS
Cash and Cash Equivalents...................................  $   347,044    $   182,635
Investment in subsidiary:
  Equity....................................................   10,027,355      8,648,134
  Subordinated Notes........................................    3,700,000      3,700,000
Other Assets................................................      119,405        128,748
                                                              -----------    -----------
          Total Assets......................................  $14,193,804    $12,659,517
                                                              ===========    ===========
LIABILITIES
Loan Payable................................................  $ 2,000,000    $ 2,000,000
Other Liabilities...........................................      222,302        177,853
                                                              -----------    -----------
          Total Liabilities.................................    2,222,302      2,177,853
SHAREHOLDERS' EQUITY
Common Stock................................................    8,379,375      8,349,051
Retained Earnings...........................................    3,579,127      2,133,913
Accumulated Other Comprehensive Income......................       13,000         (1,300)
                                                              -----------    -----------
          Total Liabilities and Shareholders' Equity........  $14,193,804    $12,659,517
                                                              ===========    ===========

                                  CNBC BANCORP

NOTE 15 -- PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS -- CONTINUED


CONDENSED INCOME STATEMENT



                                                                 1998          1997
                                                              ----------    ----------
Income
  Dividends from Subsidiary.................................  $  400,000    $  183,000
  Interest Income...........................................     271,192       167,050
  Other Income..............................................      12,990            --
                                                              ----------    ----------
          Total Income......................................     684,182       350,050
Expenses
  Interest Expense..........................................     152,146       105,292
  Other Expense.............................................      47,741        16,417
                                                              ----------    ----------
          Total Expenses....................................     199,887       121,709
                                                              ----------    ----------
Income Before Income Taxes and Equity in Undistributed Net
  Income of Subsidiary......................................     484,295       228,341
Income Tax Expense..........................................      24,730        15,450
                                                              ----------    ----------
Income Before Equity in Undistributed Net Income of
  Subsidiary................................................     459,565       212,891
Undistributed Net Income of Subsidiary......................   1,364,921     1,181,778
                                                              ----------    ----------
Net Income..................................................  $1,824,486    $1,394,669
                                                              ==========    ==========



CONDENSED STATEMENT OF CASH FLOWS



                                                                 1998          1997
                                                              ----------    ----------
Cash Flows from Operating Activities
  Net Income................................................  $1,824,486    $1,394,669
  Adjustments to Reconcile Net Income to
  Net Cash from Operating Activities
  Undistributed Net Income of Subsidiary....................  (1,364,921)   (1,181,778)
  Amortization..............................................       8,040         8,040
  Change in Other Assets and Liabilities....................      (5,167)      (64,293)
                                                              ----------    ----------
       Net Cash from Operating Activities...................     462,438       156,638
Cash Flows from Investing Activities
  Purchase of Subordinated Notes............................          --    (3,700,000)
                                                              ----------    ----------
       Net Cash from Investing Activities...................          --    (3,700,000)
Cash Flows from Financing Activities
  Cash Dividends Paid to Shareholders.......................    (328,353)     (316,966)
  Proceeds from Loan Payable................................                 2,000,000
  Proceeds from Stock Issuance..............................      30,324     1,051,494
                                                              ----------    ----------
       Net Cash from Financing Activities...................    (298,029)    2,734,528
                                                              ----------    ----------
Net Change in Cash and Cash Equivalents.....................     164,409      (808,834)
Cash and Cash Equivalents
  Beginning of Year.........................................     182,635       991,469
                                                              ----------    ----------
  End of Year...............................................  $  347,044    $  182,635
                                                              ==========    ==========

                                                                      APPENDIX A


                         STOCK SUBSCRIPTION APPLICATION

                                  CNBC BANCORP


     BY EXECUTING THIS STOCK SUBSCRIPTION APPLICATION, THE UNDERSIGNED ACKNOWLEDGES HAVING RECEIVED, READ AND UNDERSTOOD THE CNBC BANCORP PROSPECTUS
DATED FEBRUARY      , 1999 TOGETHER WITH ALL APPENDICES (THE "PROSPECTUS"), AND
THE UNDERSIGNED AGREES TO THE TERMS OF THE SUBSCRIPTION AGREEMENT, APPENDIX B TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE.


     The undersigned is aware that the purchase of the common shares involves a high degree of risk.


     The undersigned hereby subscribes for and offers to purchase the number of common shares, no par value, of CNBC Bancorp ("common shares"), set forth below, upon the terms and conditions specified in the prospectus and Subscription Agreement at a purchase price of $30 per share. All subscriptions must be for a minimum of 100 shares. NO FRACTIONAL SHARES WILL BE ISSUED.



     The undersigned acknowledges and agrees that this application constitutes an irrevocable offer and may not be withdrawn without the consent of CNBC Bancorp. If any subscription is accepted only in part, any portion of funds not required for partial subscription will be returned to the subscriber together with interest earned on such portion. If any subscription is declined, subscription funds will be returned upon declination, with any interest earned thereon.



     If this offering of common shares by CNBC Bancorp is canceled in its entirety or CNBC rejects the application, this offer to purchase and subscribe shall become void and any payments received from the subscriber will be returned in full plus any interest earned on the amount returned. All such refunds will be mailed immediately upon termination of the offering or rejection of the application.



     SUBSCRIPTIONS MAY BE MADE BY COMPLETING AND SIGNING THIS STOCK SUBSCRIPTION APPLICATION IN TRIPLICATE AND DELIVERING ALL THREE COPIES TO: CNBC BANCORP,
ATTN: STOCK SUBSCRIPTION, 100 EAST WILSON BRIDGE ROAD, WORTHINGTON, OHIO 43085, BY 5:00 P.M., EASTERN STANDARD TIME, WITHIN 90 DAYS OF THE DATE OF THE OFFERING, UNLESS THIS DATE IS EXTENDED OR SHORTENED BY CNBC BANCORP, IN ITS DISCRETION. THE STOCK SUBSCRIPTION APPLICATION MUST BE DELIVERED TOGETHER WITH A COMPLETED FORM W-9 AND THE FULL AMOUNT OF THE PURCHASE PRICE FOR THE SHARES SUBSCRIBED, IN UNITED STATES DOLLARS, BY CHECK, BANK DRAFT, OR MONEY ORDER, MADE PAYABLE TO "DELAWARE COUNTY BANK AND TRUST COMPANY, ESCROW AGENT".


     SHARE REGISTRATION. PLEASE CHECK AS APPROPRIATE AND WRITE OUT THE WAY IN WHICH SHARES ARE TO BE REGISTERED:

         [  ] INDIVIDUAL


         [ ] JT TEN -- as joint tenants with right of survivorship and not as tenants in common



         [  ] TEN COM -- as tenants in common



         [  ] TEN ENT -- as tenants by the entireties


Registration Name:

     CHECK AS APPROPRIATE AND, IF CHECKED, COMPLETE AS INDICATED:


         [  ] Uniform Gifts to Minors Act


              - Name of custodian:

              - Custodian for                     under Uniform Gifts to Minors
              Act, State of                                                    .

         [  ] IRA, SEPP or Keogh Account #


              - Brokerage Firm:

              - Broker:

              - Broker's Phone #:

              - Custodian Firm

              - Mailing Address of Broker or Custodian

Date of Subscription:

Number of Shares:

Amount of Subscription $:

Social Security Number or Tax ID Number or Registered owner(s):

Address of Registered Owner

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Telephone Numbers

         Day:

         Evening:

Funds Received from:

Check or Money Order number:

     UPON CLOSING, ALL FUNDS RECEIVED FOR SUBSCRIPTIONS, WHICH ARE ACCEPTED BY CNBC BANCORP, SHALL BECOME CAPITAL OF CNBC BANCORP TOGETHER WITH INTEREST THEREON. THESE SECURITIES ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FDIC.

     I have read and hereby agree to the terms of this application and of the Subscription Agreement (Appendix B of the prospectus), which is incorporated herein by reference.

                                          Signature of Purchaser

                                          --------------------------------------

                                   APPENDIX B

                                  CNBC BANCORP

                      COMMON STOCK SUBSCRIPTION AGREEMENT

     This common Stock Subscription Agreement (the "Agreement") is entered into by CNBC Bancorp, an Ohio corporation ("CNBC"), and each signatory (the "purchaser") to a Subscription application (the "application"), which has been accepted by CNBC in whole or in part.

SECTION 1. THE TERM OF THE OFFERING


     The prospectus is dated February __, 1999. The offering commences this date and shall remain open for up to 90 days except as follows: At the discretion of CNBC, this offering may be terminated early at any time, or may be extended by up to 30 days. Any extension or early termination of this offering is at the discretion of CNBC.


SECTION 2. AUTHORIZATION AND SALE OF COMMON STOCK


     2.1 Authorization. CNBC will authorize the issuance of up to 125,000 shares of its no par value common stock (the "Shares") for sale and issuance to investors including purchaser. Subject to the terms and conditions hereof and to acceptance by CNBC, CNBC will issue and sell to purchaser a portion of the Shares, as hereinafter provided, and purchaser will purchase the same from CNBC at a purchase price of $30.00 per share.



     2.2 Subscription. Purchaser shall subscribe to purchase ________________ Shares hereunder by executing and delivering an application to CNBC together with a check payable to "The Delaware County Bank and Trust Company, Escrow Agent," in the amount of the purchase price, together with a completed IRS Form W-9, Request for Taxpayer Identification Number and Certification. CNBC's address is:


          CNBC Bancorp

        Attn: Stock Subscription

        100 East Wilson Bridge Road
        Worthington, Ohio 43085

SECTION 3. ACCEPTANCE BY THE COMPANY

     3.1 Irrevocable Offer. Purchaser acknowledges that his/her/its execution of the application constitutes an irrevocable offer to purchase Shares as herein indicated and that CNBC may accept such offer in whole or in part of may reject it in its entirety.


     3.2 Notice of Acceptance or Rejection. CNBC shall notify purchaser in writing as to the extent to which purchaser's offer is accepted, not later than fifteen days after the closing of the offering. To the extent purchaser's offer is not accepted by CNBC, concurrently with such declination, Delaware County Bank as Escrow Agent will return purchaser's unaccepted funds together with interest earned thereon.


SECTION 4. PAYMENT INTO IMPOUND ACCOUNT; CLOSING


     4.1 Delaware County Bank and Trust Company as Escrow Agent. All funds received from Subscribers for CNBC's Shares, which meet the conditions of the application and of this Agreement, will be deposited in a Federated Investors money market mutual fund account (the "Impound Account"). The Impound Account will be maintained by Delaware County Bank and Trust Company in the manner provided in this Agreement ("Delaware County Bank and Trust Company as Escrow Agent").



     4.2 Closing. At the address noted above, CNBC will close the offering at its discretion within 90 days of the date of the offering, unless it chooses to extend the offering by 30 days, in which case it will close the offering within 120 days of the date of the offering. On the closing date, subscription funds in the Impound Account

(including any interest earned thereon) relating to applications accepted by CNBC shall be released to CNBC in full.


     4.3 Delivery of stock certificates. CNBC will mail to purchaser, within 15 business days after closing date, a stock certificate, registered in purchaser's name, representing the respective Shares subscribed, against delivery of the purchase price and any interest thereon.


SECTION 5. REPRESENTATION AND WARRANTIES OF THE PURCHASER

     By signing the application, the purchaser represents and warrants to CNBC, with respect to the purchase of the Shares, as follows:

     5.1 Investment. Purchaser is acquiring Shares for investment for purchaser's own account, not as a nominee or agent except as indicated in the application, and not with the view to, or for resale in connection with, any distribution thereof.

     5.2 Limited Public Market. Purchaser understands that only a limited public market now exists for any Shares to be issued by CNBC, and that CNBC has made no assurances that a ready public market will ever exist for the Shares.


     5.3 Access to Data. Purchaser acknowledges receipt of and has read CNBC's
prospectus dated February   , 1999 to which this Agreement is appended.


     5.4 Tax Consequences. Purchaser has reviewed with his/her/its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of CNBC or any of its agents, and understands that purchaser (and not CNBC) shall be responsible for purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

SECTION 6. CONDITIONS TO THE COMPANY'S OBLIGATION TO CLOSE

     CNBC's obligation to close the purchase and sale of Shares hereunder shall be subject to the following conditions:

          (a) Representations and Warranties Correct. The representations and warranties made by the purchaser in Section 3 hereof shall be true and correct in all respects when made, and shall continue to be true and correct in all respects on the closing date.

          (b) Minimum Purchase. CNBC shall have received and accepted from purchaser a subscription to purchase at least 100 Shares.


          (c) Good Funds on Deposit. Delaware County Bank as Escrow Agent shall be holding on deposit funds equal to at least the purchase price of the Shares to be issued.



          (d) Compliance with Securities Laws. CNBC and its counsel shall have determined to their satisfaction, for the benefit of CNBC and not of purchaser, that the sale of the Shares to each purchaser complies with all applicable securities laws.


          (e) Approvals and Permits. CNBC shall have received any approval or permit that is deemed necessary or advisable by CNBC or its counsel.

SECTION 7. RETURN OF THE SUBSCRIPTION FUNDS


     7.1 Declined Subscription. See 3.2 (Notice of Acceptance or Rejection). If CNBC does not accept an application for any reason, then CNBC shall, within one business day of its decision to decline, return to the subscriber the subscription amount, plus any interest earned by the respective subscription amount. Such refunds shall be mailed to the attention of the subscriber at the address shown on the subscription application.

     7.2 Termination of Offering. If for any reason whatsoever, the offering does not close by 90 days from the date of the offering (or by 30 days thereafter, if CNBC elects to extend the offering), CNBC will deliver written notice of such determination to purchaser, and will immediately return to purchaser the amount of his/her/its deposit plus any interest earned thereon.



     7.3 Tax Reporting. In the event that the Impound Account is distributed pursuant to Section 5b, above, Delaware County Bank as Escrow Agent shall, as to each Subscriber, file Forms 599 and 1099 with the State of Ohio and the Internal Revenue Service, respectively.


SECTION 8. UNPAID CHECKS


     In the event that any check received by Delaware County Bank as Escrow Agent is returned unpaid by the drawee bank, Delaware County Bank as Escrow Agent may return the check with the related application and a notice declining the subscription.



SECTION 9. RIGHTS OF DELAWARE COUNTY BANK AS ESCROW AGENT



     9.1 Conflicting Demands. If conflicting demands are made or notices served upon Delaware County Bank as Escrow Agent with respect to the Impound Account, Delaware County Bank as Escrow Agent shall be entitled to refuse to comply with any such claim or demand and to suspend performance of this Agreement so long as such disagreement shall continue; in so doing Delaware County Bank as Escrow Agent shall not be or become liable for damages or interest to any person (including but not limited to Subscribers) for failure to comply with such conflicting or adverse demands. Delaware County Bank as Escrow Agent shall be entitled to continue so to refrain and refuse so to act until:


          (i) The rights of the adverse claimants have been finally adjudicated in a court assuming and having jurisdiction of the parties and/or the money, papers, and property involved in the claim or demand; and/or


          (ii) All differences have been settled by mutual agreement and Delaware County Bank as Escrow Agent has been notified of the settlement in writing, signed by all of the interested persons.



     9.2 Depository. Delaware County Bank as Escrow Agent shall act as a depository only and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it pursuant to this Agreement, or with respect to the form or execution of any such instrument, or the identity, authority, or rights of any person executing or depositing any such instrument.



     9.3 Written Notice. No notice, demand or change of instructions shall be of any effect unless made in a writing signed by all parties to the application and mailed or delivered to an authorized officer of Delaware County Bank as Escrow Agent at its office in Delaware, Ohio.



     9.4 Entitlements. Delaware County Bank as Escrow Agent:


          (i) shall be entitled to consult with legal counsel and shall not be liable for any action taken or omitted by that counsel;.


          (ii) shall not, by act, delay, omission or otherwise, be deemed to have waived any rights or remedies under this Agreement unless such waiver is in a writing signed by Delaware County Bank as Escrow Agent; a waiver by Delaware County Bank as Escrow Agent of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.



     9.5 Good Faith. Delaware County Bank as Escrow Agent shall not be liable for any action taken or omitted to be taken in good faith, and shall be liable only for its own gross negligence or willful misconduct;



     9.6 Reliance. Delaware County Bank as Escrow Agent shall be entitled to rely on any paper, request, certificate, schedule, notice or other document which it in good faith believes to be genuine and to have been signed or adopted by the proper party or parties;



     9.7 Risk. Delaware County Bank as Escrow Agent shall under no circumstances be required to risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;


     9.8 Duty. Delaware County Bank as Escrow Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, and the permissive right of Delaware County Bank as Escrow Agent to do things or omit to do things as set forth in this Agreement shall not be construed as a duty.


SECTION 10. MISCELLANEOUS

     10.1 Notice. Any notice, report, demand, waiver or consent required or permitted to this Agreement shall be in writing and shall be given by prepaid first class mail, addressed as follows:

          CNBC Bancorp
          100 East Wilson Bridge Road
          Worthington, Ohio 43085

     10.2 Governing Law. Any disputes arising under this Agreement shall be governed in all respects by the laws of the State of Ohio.

     10.3 Survival. The representatives, warranties, covenants and agreements made herein and in the Subscription application shall survive the closing of the transactions contemplated hereby.

     10.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     10.5 Entire Agreement; Amendment. This Agreement, its attachments and the other documents, including particularly the application, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     10.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger or facsimile, addressed (a) if to a purchaser, at such purchaser's address set forth on the signature page of the application, or at such other address as such purchaser shall have furnished to CNBC in writing, or (b) if to CNBC, to its address set forth in Section 11.1 of this Agreement and addressed to the attention of the President, or at such other address as CNBC shall have furnished to the purchasers, with copy sent to M. Patricia Oliver, Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114.

     10.7 Expenses. CNBC and the purchaser shall each bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

     10.8 Counterparts. The application may be executed in counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     10.9 Severability. In the event that any provision of this Agreement or the application becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     10.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     10.11 Finder's Fee. CNBC and each purchaser agree to indemnify and hold each other harmless from and liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which CNBC or such purchaser or any of their respective officers, agents, representatives or employees is responsible in connection with this transaction.

     10.12 Form W-9. Purchaser will complete, execute and deliver to CNBC Form W-9, Request for Taxpayer Identification Number and Certification.


  FORM W-9                                       REQUEST FOR TAXPAYER                        Give form to the
  (Rev. December 1996)                 IDENTIFICATION NUMBER AND CERTIFICATION               requester.
  Department of the                                                                          Do NOT send to the IRS.
  Treasury Internal Revenue
  Service

   PLEASE PRINT OR TYPE

   Name (if a joint account or you changed your name, see SPECIFIC INSTRUCTIONS on page 2.)

   Business name, if different from above. (See SPECIFIC INSTRUCTIONS on page
   2.)

   CHECK appropriate BOX: [  ] Individual/Sole
   proprietor  [  ] Corporation  [  ] Partnership   [  ] Other -

   Address (number, street, and apt. or suite no.)

   City, State, And ZIP Code

   Requester's name and address (optional)

   TAXPAYER IDENTIFICATION NUMBER (TIN)


Enter your TIN in the appropriate box. For individuals, this is your social security         Social Security number
number (SSN). However, if you are a resident alien OR a sole proprietor, see the             --------------------------
instructions on page 2. For other entities, it is your employer identification number           -    -
(EIN). If you do not have a number, see HOW TO GET A TIN on page 2.                         --------------------------
NOTE: IF the account is in more than one name, see the chart on page 2 for guidelines on     OR
whose number to enter                                                                        Employer identification
                                                                                             number
                                                                                            --------------------------
                                                                                                -
                                                                                            --------------------------
-----------------------------------------------------------------------------------------------------------------------

   List account number(s) here (optional)

   FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See the instructions on page
   2.)

                                 CERTIFICATION

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me) and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
   (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, (c) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS. -- You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 2.)

--------------------------------------------------------------------------------
SIGN
HERE  Signature --                            Date --
--------------------------------------------------------------------------------

PURPOSE OF FORM. -- A person who is required to file an information return with the IRS must get your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

    Use Form W-9 to give your correct TIN to the person requesting it (the requester) and, when applicable, to:

    1. Certify the TIN you are giving is correct (or you are waiting for a number to be issued),

    2. Certify you are not subject to backup withholding, or

    3. Claim exemption from backup withholding if you are an exempt payee.

NOTE: If a requester gives you a form other than a W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

WHAT IS BACKUP WITHHOLDING? -- Persons making certain payments to you must withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

    If you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return, payments you receive will not be Subject to backup withholding. Payments you receive WILL be subject to backup withholding if:

    1. You do not furnish your TIN to the requester, or

    2. The IRS tells the requester that you furnished an incorrect TIN, or

    3. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

    4. You do not certify to the requester that you are not subject to backup withholding under 3 above (for reportable interest and dividend accounts opened after 1983 only), or

    5. You do not certify your TIN when required. See the Part III instructions on page 2 for details.

    Certain payees and payments are exempt from backup withholding. See the Part II instructions and the separate INSTRUCTIONS FOR THE REQUESTER OF FORM W-9.

                                   PENALTIES

FAILURE TO FURNISH TIN. -- IF you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

MISUSE OF TINS. -- If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.
--------------------------------------------------------------------------------

Cat. No. 10231X                                               Form W-9        (Rev. 12-96)

                             SPECIFIC INSTRUCTIONS

NAME. -- If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

Sole Proprietor. -- You must enter your INDIVIDUAL name as shown on your social security card. You may enter your business, trade, or "doing business as" name on the BUSINESS NAME line.

Other Entities. -- Enter the business name as shown on required Federal tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or "doing business as" name on the business name line.

                 PART I -- TAXPAYER IDENTIFICATION NUMBER (TIN)

You must enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see HOW TO GET A TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, using your EIN may result in unnecessary notices to the requester.

NOTE: See the chart on this page for further clarification of name and TIN combinations.

HOW TO GET A TIN. -- IF you do not have a TIN, apply for one immediately. To apply for an SSN, get FORM SS-5 from your local Social Security Administration office. Get FORM W-7 to apply for an ITIN or FORM SS-4 to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM
(1-800-829-3676).

IF you do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester. Other payments are subject to backup withholding.

NOTE: Writing "Applied For" means that you have already applied for a TIN OR that you intend to apply for one soon.

              PART II -- FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING

Individuals (including sole proprietors) are NOT exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. For more information on exempt payees, see the separate Instructions for the Requester of Form W-9.

If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in Part I, write "Exempt" in Part II, and sign and date the form.

    IF you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed FORM W-8, Certificate of Foreign Status.

                           PART III -- CERTIFICATION

    For a joint account, only the person whose TIN is shown in Part I should sign (when required).

    1. INTEREST, DIVIDEND, AND BARTER EXCHANGE ACCOUNTS OPENED BEFORE 1984 AND BROKER ACCOUNTS CONSIDERED ACTIVE DURING 1983. You must give your correct TIN, but you do not have to sign the certification.

    2. INTEREST, DIVIDEND, BROKER, AND BARTER EXCHANGE ACCOUNTS OPENED AFTER 1983 AND BROKER ACCOUNTS CONSIDERED INACTIVE DURING 1983. You must sign the certification or backup withholding will apply. IF you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

    3. REAL ESTATE TRANSACTIONS. You must sign the certification. You may cross out item 2 of the certification.

    4. OTHER PAYMENTS. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

    5. MORTGAGE INTEREST PAID BY YOU, ACQUISITION OR ABANDONMENT OF SECURED PROPERTY, CANCELLATION OF DEBT, OR IRA CONTRIBUTIONS. You must give your correct TIN, but you do not have to sign the certification.

                               PRIVACY ACT NOTICE

Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

                   WHAT NAME AND NUMBER TO GIVE THE REQUESTER

-------------------------------------------------------------
     FOR THIS TYPE OF ACCOUNT:     GIVE NAME AND SSN OF:
-------------------------------------------------------------
 1.  Individual                    The individual
 2.  Two or more individuals       The actual owner of the
     (joint account)               account or, if combined
                                   funds, the first
                                   individual on the account
                                   (1)
 3.  Custodian account of a        The minor (2)
     minor (Uniform Gift to
     Minors Act)
 4.  a. The usual revocable        The grantor-trustee (1)
     savings trust (grantor is
        also trustee)
     b. So-called trust account    The actual owner (1)
     that is not a legal or
        valid trust under state
        law
 5.  Sole proprietorship           The owner (3)

-------------------------------------------------------------
     FOR THIS TYPE OF ACCOUNT:     GIVE NAME AND EIN OF:
-------------------------------------------------------------
 6.  Sole proprietorship           The owner (3)

     FOR THIS TYPE OF ACCOUNT:     GIVE NAME AND EIN OF:
-------------------------------------------------------------
-------------------------------------------------------------
 7.  A valid trust, estate, or     Legal entity (4)
     pension trust
 8.  Corporate                     The corporation
 9.  Association, club,            The organization
     religious, charitable,
     educational, or other
     tax-exempt organization
10.  Partnership                   The partnership
11.  A broker or registered        The broker or nominee
     nominee
12.  Account with the              The public entity
     Department of Agriculture
     in the name of a public
     entity (such as a state or
     local government, school
     district, or prison) that
     receives agricultural
     program payments

--------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

                              PART II TO FORM SB-2


                   INFORMATION NOT REQUIRED IN THE PROSPECTUS



INDEMNIFICATION OF DIRECTORS AND OFFICERS



     As authorized by Section 1701.13(E) of the Ohio Revised Code, Section 33 of the Company's Code of Regulations ("Section 33") provides that directors and officers of the Company may, under certain circumstances, be indemnified against expenses (including attorneys' fees) and from other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 33 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.



     The Company has purchased director and officer liability insurance in the amount of $5 million covering its current executive officers and directors.



RECENT SALES OF UNREGISTERED SECURITIES



     In October 1997, the Company sold 50,000 Common Shares at an adjusted price of $20.00 per share to various individuals and companies, including some directors, totaling $1,000,000, in an offering exempt from registration under Rule 504 of Regulation D and Section 3(b) of the Securities Act. No underwriters were involved in the sale and no underwriting discounts or commissions were paid.



     During 1997 the Bank issued $3,700,000 of Subordinated Notes to the Company in 3 separate offerings exempt from registration under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No underwriters were involved in the sale and no underwriting discounts on commissions were paid.



OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



     The following table sets forth the estimated costs and expenses of the Company in connection with the Offering other than underwriting discounts.



SEC Registration Fee........................................    $ 1,043
Legal Fees and Expenses.....................................     30,000
Accounting Fees and Expenses................................      5,000
Printing and Engraving Expenses.............................      2,500
Blue Sky Fees and Expenses..................................      1,000
Miscellaneous...............................................      4,457
                                                                -------
Total.......................................................    $44,000
                                                                =======



EXHIBITS AND FINANCIAL STATEMENT SCHEDULES



     (a) EXHIBITS



     The information required by this Item 21(a) is set forth in the Index to Exhibits accompanying this Registration Statement and is incorporated herein by reference.

     (b) FINANCIAL STATEMENT SCHEDULES



     The financial statement schedules listed below follow:



                                  UNDERTAKINGS



     1. The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and,



          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.



     2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



     5. The undersigned Registrant hereby undertakes that:



          (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.



          (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worthington and State of Ohio on February 19, 1999.



                                      CNBC BANCORP,


                                      an Ohio corporation



                                      By:       /s/ THOMAS D. MCAULIFFE

                                        ----------------------------------------

                                        Thomas D. McAuliffe


                                        Chief Executive Officer


                                        and President



                                      By:         /s/ JOHN ROMELFANGER

                                        ----------------------------------------

                                        John Romelfanger


                                        Vice President, Secretary and Treasurer
                                          (Principal Accounting Officer)

                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints THOMAS D. MCAULIFFE and JOHN ROMELFANGER, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             SIGNATURE                               TITLE                        DATE
             ---------                -----------------------------------   -----------------

      /s/ THOMAS D. MCAULIFFE         Chairman of the Board of Directors,   November 17, 1998
-----------------------------------   President and Chief Executive
        Thomas D. McAuliffe           Officer (Principal Executive
                                      Officer)

       /s/ JOHN ROMELFANGER           Vice President, Secretary and         November 17, 1998
-----------------------------------   Treasurer (Principal Financial and
         John Romelfanger             Accounting Officer)

       /s/ DANIEL M. MAHONEY          Director, Vice President and Senior   November 17, 1998
-----------------------------------   Lending Officer
         Daniel M. Mahoney

   /s/ LORETTO (LARRY) V. CANINI      Director                              November 17, 1998
-----------------------------------
     Loretto (Larry) V. Canini

         /s/ MARK S. CORNA            Director                              November 17, 1998
-----------------------------------
           Mark S. Corna

      /s/ JAMESON CRANE, JR.          Director                              November 17, 1998
-----------------------------------
        Jameson Crane, Jr.

      /s/ JUDITH A. DEVILLERS         Director                              November 17, 1998
-----------------------------------
        Judith A. DeVillers

       /s/ GEORGE A. GUMMER           Director                              November 17, 1998
-----------------------------------
         George A. Gummer

        /s/ WILLIAM L. HOY            Director                              November 17, 1998
-----------------------------------
          William L. Hoy

                                      Director                              November   , 1998
-----------------------------------
         Douglas W. James

       /s/ DONALD R. KENNEY           Director                              November 17, 1998
-----------------------------------
         Donald R. Kenney

      /s/ SAMUEL E. MCDANIEL          Director                              November 17, 1998
-----------------------------------
        Samuel E. McDaniel

        /s/ RICHARD F. RUHL           Director                              November 17, 1998
-----------------------------------
          Richard F. Ruhl

         /s/ DAVID J. RYAN            Director                              November 17, 1998
-----------------------------------
           David J. Ryan

                                      Director                              November  , 1998
-----------------------------------
           Peter C. Taub

             SIGNATURE                               TITLE                        DATE
             ---------                -----------------------------------   -----------------

         /s/ JOHN A. TONTI            Director                              November 17, 1998
-----------------------------------
           John A. Tonti

        /s/ ALAN R. WEILER            Director                              November 17, 1998
-----------------------------------
          Alan R. Weiler

         /s/ MICHAEL WREN             Director                              November 17, 1998
-----------------------------------
           Michael Wren

                                 EXHIBIT INDEX



EXHIBIT #                            DESCRIPTION
---------                            -----------
   *3.1      Articles of Incorporation of CNBC Bancorp
   *3.2      Regulations of CNBC Bancorp
   *4.1      Form of CNBC Bancorp Common Share Certificate
   *5        Opinion of Squire, Sanders & Dempsey L.L.P. as to the
             legality of the Common Shares being registered (including
             consents)
   10.1      Employment Agreement dated as of March 1, 1998 as amended
             and restated effective December 31, 1998, by and between and among Commerce National Bank, CNBC Bancorp and Thomas D.
             McAuliffe
  *10.2      Form of Indemnification Agreement between CNBC Bancorp and its directors, officers and certain representatives
  *10.3      Non-Qualified Stock Option Plan
  *10.4      Form of Deferred Compensation Agreement
  *21        Subsidiaries of CNBC Bancorp
  *23.1      Consent of Squire, Sanders & Dempsey L.L.P. (see Exhibit 5)
   23.2      Consent of Crowe, Chizek and Company L.L.P.
   24        Power of Attorney (included in Part II of the Registration
             Statement)
   27        Financial Data Schedule
   99        Form of Escrow Agreement between CNBC Bancorp and Delaware
             County Bank and Trust Company


---------------


* Denotes previously EDGAR filed as part of this Registration Statement, File No. 333-68797.